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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LIBERTY PROPERTY TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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LIBERTY PROPERTY TRUST
500 Chesterfield Parkway
Malvern, Pennsylvania 19355

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 12, 2015

        The 2015 ANNUAL MEETING of the shareholders of Liberty Property Trust, a Maryland real estate investment trust (the "Trust"), will be held at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103, on May 12, 2015 at 11:00 a.m., local time, for the following purposes:

  1.
  To elect nine trustees to hold office until the Annual Meeting of Shareholders to be held in 2016 and until their successors are duly elected and qualified;

  2.
  To hold an advisory vote to approve the compensation of the Trust's named executive officers;

  3.
  To ratify the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2015; and

  4.
  To transact such other business as may properly come before the meeting.

        The Board of Trustees of the Trust has fixed the close of business on March 18, 2015 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

        Proxies are being solicited by the Board of Trustees of the Trust. Reference is made to the Proxy Statement included in our proxy materials for further information with respect to the business to be transacted at the meeting.

By Order of the Board of Trustees,

Herman C. Fala
 Secretary

Malvern, Pennsylvania
April 2, 2015

Please Complete and Return Your Signed Proxy Card

        Please complete and promptly return your proxy in the manner provided. Doing so will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

LIBERTY PROPERTY TRUST

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 12, 2015

GENERAL INFORMATION

        This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board of Trustees" or the "Board") of Liberty Property Trust, a Maryland real estate investment trust (the "Trust" or the "Company"), for use at the Trust's 2015 Annual Meeting of Shareholders (the "Meeting") to be held at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103 on May 12, 2015 at 11:00 a.m., local time, and any adjournment or postponement thereof, for the purposes set forth in the foregoing notice and more fully discussed herein. Only shareholders of record at the close of business on March 18, 2015 (the "Record Date") shall be entitled to notice of and to vote at the Meeting. We are distributing to our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") on or about April 2, 2015. See "—Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 12, 2015."

        If the enclosed proxy is properly executed and received by the Trust prior to voting at the Meeting, the common shares of beneficial interest, $0.001 par value per share, of the Trust (the "common shares") represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the common shares represented by the enclosed proxy will be voted FOR the nominees of the Board of Trustees in the election of trustees, FOR approval of the advisory vote to approve the compensation of the Trust's named executive officers, and FOR ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2015. Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

        Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Trust in writing prior to the time of the Meeting, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

        On the Record Date, the Trust had 148,659,238 common shares outstanding and entitled to vote at the Meeting. Each holder of common shares is entitled to one vote per share held of record by such holder on the Record Date. There must be present at the Meeting in person or by proxy shareholders entitled to cast a majority of all the votes entitled to be cast to constitute a quorum for the Meeting. Common shares represented at the Meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. Thus, abstentions and broker "non-votes" are deemed to be present at the Meeting for the purpose of determining whether a quorum is constituted, but are not deemed to be votes cast at the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

        Abstentions and broker "non-votes" will affect each of the proposals described in this proxy as follows:

  •
  On the proposal to elect nine trustees to hold office until the Annual Meeting of Shareholders to be held in 2016 and until their successors are duly elected and qualified, the vote of a majority of all the votes cast at the Meeting is necessary to elect a trustee. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore, assuming a quorum is achieved, will have no effect on the results of the vote with respect to this proposal.

  •
  The vote of a majority of all the votes cast at the Meeting is necessary to ratify the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2015. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore, assuming a quorum is achieved, will have no effect on the results of the vote with respect to this proposal.

  •
  With respect to the advisory vote to approve the compensation of the Trust's named executive officers, passage of the proposal requires that the number of votes FOR approval of named executive compensation must exceed the number of votes AGAINST approval. Neither abstentions nor broker non-votes will be counted as votes cast and will have no effect on the results of the vote with respect to this proposal. This vote is advisory and is not binding on the Trust or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Board will evaluate any appropriate next steps.

        A majority of all votes cast in an election for trustees means that the number of shares voted "for" a nominee for trustee must exceed the number of votes cast as "withheld" from that nominee. In addition, the Trust's corporate governance guidelines provide that if a nominee for trustee who already serves as a trustee is not elected by a majority of the votes cast, the trustee will offer to tender his or her resignation to the Board of Trustees. The Corporate Governance and Nominating Committee of the Board of Trustees will then make a recommendation to the Board of Trustees on whether to accept or reject such resignation, or whether other action should be taken. The Board of Trustees will act on the Corporate Governance and Nominating Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Any such trustee who tenders his or her resignation will not participate in the Board of Trustee's decision. There is no cumulative voting in the election of trustees.

        A majority of the votes cast at the Meeting shall be sufficient to approve any other matter that may properly come before the Meeting, unless more than a majority of the votes cast is required by the Declaration of Trust or applicable law.

        In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner, we are furnishing our proxy materials (this proxy statement, the proxy card and the 2014 annual report) by providing access to these materials on the internet. Shareholders will not receive printed copies of the proxy materials unless they request this form of delivery. Printed copies will be provided upon request at no charge.

        A Notice of Internet Availability of Proxy Materials will be mailed to shareholders on or about April 2, 2015. We are providing the Notice of Internet Availability in lieu of mailing the printed proxy materials and instructing stockholders as to how they may: (1) access and review the proxy materials on the internet; (2) submit their proxy; and (3) receive printed proxy materials. Shareholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis by following the instructions in the Notice of Internet Availability. A request to receive proxy materials in printed form by mail or by e-mail will remain in effect until such time as the submitting shareholder elects to terminate it.

        This proxy statement and our 2014 annual report to shareholders are available at www.libertyproperty.com in the "Investors" section.

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of March 18, 2015 (except as indicated below), regarding the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of common shares by each trustee, each nominee for election as trustee, each current executive officer listed in the Summary Compensation Table appearing on page 26, all trustees and executive officers as a group, and each person who is known to the Trust to be the beneficial owner of more than five percent of the outstanding common shares. Each person named in the table below has sole voting and investment power with respect to the common shares listed opposite such person's name, except as otherwise noted.

Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
William P. Hankowsky	614,289	(1)	*
George J. Alburger, Jr.	441,807	(2)	*
Herman C. Fala	11,181	(3)	*
Robert E. Fenza(4)	350,034	(5)	*
Michael T. Hagan	326,905	(6)	*
Frederick F. Buchholz	91,077	(7)	*
Thomas C. DeLoach, Jr.	81,185	(8)	*
Katherine E. Dietze	16,723	(9)	*
Antonio F. Fernandez	2,487		*
Daniel P. Garton	53,984	(10)	*
M. Leanne Lachman	91,945	(11)	*
David L. Lingerfelt	85,958	(12)	*
Stephen D. Steinour	55,473	(13)	*
Fredric J. Tomczyk	2,487		*
The Vanguard Group Inc.	20,397,399	(14)	13.7%
BlackRock, Inc.	15,287,858	(15)	10.3%
JPMorgan Chase & Co.	8,272,160	(16)	5.6%
All trustees and executive officers as a group (14 persons)	2,225,535	(17)	1.5%

*
Represents less than one percent of class.

(1)
Includes 337,485 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, March 18, 2015.

(2)
Includes 230,676 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, March 18, 2015.

(3)
Includes 8,417 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, March 18, 2015.

(4)
Mr. Fenza will retire from the Company as of March 31, 2015. To facilitate the transition of Mr. Fenza's functions, he ceased to serve as Chief Operating Officer effective December 31, 2014, and is serving in an advisory position from December 31, 2014 until his retirement.

(5)
Includes 84,661 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, March 18, 2015, and 195,043 common shares issuable upon exchange of units of limited partnership interest ("Units") of Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Operating Partnership") which, as of December 31, 2014, was 97.7% owned by the Trust. Includes 100,000 Units pledged by the beneficial owner as security for loans.

(6)
Includes 232,453 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, March 18, 2015, and 14,491 common shares issuable upon exchange of Units.

(7)
Includes 39,700 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, March 18, 2015.

(8)
Includes 29,700 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, March 18, 2015.

(9)
Includes 9,700 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, March 18, 2015.

(10)
Includes 39,700 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, March 18, 2015.

(11)
Includes 39,700 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, March 18, 2015.

(12)
Includes 39,700 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, March 18, 2015, and 30,674 common shares issuable upon exchange of Units.

(13)
Includes 14,700 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, March 18, 2015. Also includes 12,292 common shares held by Mr. Steinour as custodian for his children, or owned directly by such children, and 1,677 shares held by Mr. Steinour as custodian in the name of the Steinour Family Foundation, which respect to all of which Mr. Steinour disclaims beneficial ownership. Mr. Steinour served on the Board through the Annual Meeting of Shareholders in 2014.

(14)
The Vanguard Group, Inc. ("Vanguard") has sole or shared dispositive power and sole or shared voting power over 20,397,399 and 463,525 common shares, respectively. Of the 20,397,399 shares over which Vanguard has sole or shared dispositive power, Vanguard Specialized Fund—Vanguard REIT Index Fund ("Specialized Fund") has sole voting power over 10,993,616 shares. This information is based solely on a review of amendments to Schedule 13G filed by Vanguard and Specialized Fund with the Securities and Exchange Commission on February 10, 2015 and February 6, 2015. The address of both Vanguard and Specialized Fund is 100 Vanguard Boulevard, Malvern, PA 19355.

(15)
BlackRock, Inc. and certain of its affiliates (collectively, "BlackRock") has sole dispositive power and sole voting power over 15,287,858 and 14,428,006 common shares, respectively. This information is based solely on a review of an amendment to Schedule 13G filed by BlackRock with the Securities and Exchange Commission on January 9, 2015. BlackRock's address is 55 East 52nd Street, New York, NY 10022.

(16)
JPMorgan Chase & Co. and certain of its affiliates (collectively, "JPMorgan") has sole or shared dispositive power and sole or shared voting power over 8,272,160 and 6,044,742 common shares, respectively. This information is based solely on a review of a Schedule 13G filed by JPMorgan with the Securities and Exchange Commission on February 9, 2015. JPMorgan's address is 270 Park Avenue, New York, NY 10017.

(17)
Includes 1,106,592 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, March 18, 2015, and 240,208 common shares issuable upon exchange of Units. Also includes approximately 100,000 common shares and units pledged as security for loans.

 PROPOSAL 1—ELECTION OF TRUSTEES

        There are currently nine members of the Board of Trustees. All nine trustees are being proposed for election at the Meeting to serve until the Annual Meeting of Shareholders to be held in 2016 and until their successors are duly elected and qualified. Each of the nominees for election as trustee currently serves as a trustee of the Trust.

        A proxy signed in the enclosed form will be voted FOR the election of the nominees named below, unless a contrary instruction is given.

        Management believes that each of its nominees is willing and able to serve the Trust as trustee. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof other nominees are designated, the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment.

        The following is a brief description of the nominees for election as trustee of the Trust. The descriptions for the trustees set forth the experience, qualifications, attributes and skills that have led the Board to conclude that these nominees should serve as trustees of the Trust.

Recommendation and Required Vote

        The Board of Trustees recommends a vote FOR the election of each nominee. Assuming a quorum is present at the Meeting, a majority of all the votes cast at the Meeting shall be sufficient to elect a trustee.

Nominations for Election as Trustees

        Frederick F. Buchholz, age 69, has served as a trustee of the Trust since June 1994. Mr. Buchholz was employed by Lend Lease Real Estate Investments or its predecessors from 1968 until retiring in June 1998. Since his retirement, Mr. Buchholz has served as an independent real estate consultant. He was appointed a Senior Vice President of Equitable Real Estate in December 1990 and Executive Vice President in 1992. At various times, Mr. Buchholz was also the officer in charge of Equitable Real Estate's New York and Washington, D.C. regional offices. Prior to his retirement, Mr. Buchholz was the officer in charge of the Lend Lease Philadelphia region, supervising new business, asset management and restructuring/workout activities on behalf of a diversified regional mortgage and equity portfolio. Mr. Buchholz is a member of the Appraisal Institute and the Investment Review Committee of the Delaware Valley Real Estate Investment Fund, L.P.

        Mr. Buchholz's lengthy real estate career as a senior officer of a major institutional real estate owner and lender enables Mr. Buchholz to contribute significantly, particularly in connection with the review and analysis of the Trust's real estate transactions. Additionally, Mr. Buchholz's past experience as a board member of another real estate company provides Mr. Buchholz with important insights as to the governance of the Trust.

        Thomas C. DeLoach, Jr., age 67, has served as a trustee of the Trust since May 1999. Beginning in 1998, Mr. DeLoach served as an Executive Vice President of Mobil Oil Corporation and the President of Global Midstream, both wholly owned subsidiaries of Mobil Corporation (now Exxon Mobil Corporation), a global energy company, prior to his retirement in March 2000. Mr. DeLoach joined Mobil Corporation in 1969 as a chemical engineer and advanced through various positions in manufacturing, marketing, planning and supply. From December 1994 until his election as President of Global Midstream, Mr. DeLoach served as Chief Financial Officer and Senior Vice President of Mobil Corporation and Mobil Oil Corporation. From 1991 until his retirement in 2000, Mr. DeLoach served as a director of Mobil Oil Corporation. Mr. DeLoach was a partner in Penske Racing, LLC from 2000 until 2002 and has been the Managing Partner of PIT Instruction & Training, LLC since 2003 and Red

Horse Racing II, LLC since 2005. Mr. DeLoach is also a member of the Board of Directors of Asbury Automotive Group (NYSE:ABG), and serves as its Non-Executive Chairman and on its Executive, Audit, Nominating and Governance, and Risk Committees.

        Mr. DeLoach's experience in various senior positions at a major American corporation with highly sophisticated processes and procedures in a capital intensive industry has given Mr. DeLoach strong insights which enable him to contribute to the Trust in a variety of areas, including in finance, human resources and internal operations. Mr. DeLoach's membership on the board of another public company also enables him to share best practices observed from his other experiences.

        Katherine E. Dietze, age 57, was elected as a trustee of the Trust in January 2011. Ms. Dietze was Global Chief Operating Officer, Investment Banking Division of Credit Suisse First Boston, a financial services company, until her retirement in 2005. She had also held the position of Managing Director, Investment Banking. Prior to joining Credit Suisse First Boston, Ms. Dietze was a Managing Director for Salomon Brothers Inc, a financial services company. Ms. Dietze brings a strong background in global investment and financial matters.

        With her strong background in investment banking, Ms. Dietze provides a unique and valuable perspective on global financial markets, investments and financial transactions. Ms. Dietze serves on two other public company boards, Cowen Group, Inc. (NASDAQ:COWN), where she serves as Chair of the Audit Committee and as a member of the Governance Committee, and Matthews International Corporation (NASDAQ:MATW) where she serves as Chair of the Finance Committee and a member of the Governance Committee. Ms. Dietze's membership on the boards of other public companies also enables her to share best practices observed from her other experiences.

        Antonio F. Fernandez, age 55, has served as a trustee of the Trust since November 2014. Mr. Fernandez is executive vice president and chief supply chain officer at Pinnacle Foods, Inc. (NYSE:PF). At Pinnacle, Mr. Fernandez has overall corporate responsibility for the end-to-end supply chain, including procurement, manufacturing, customer service, warehousing and distribution. He also oversees Pinnacle's food quality and safety programs. Prior to joining Pinnacle in 2011, Mr. Fernandez was senior vice president of global supply chain strategy at Kraft Foods Inc., following the acquisition of Cadbury, plc. Mr. Fernandez was with Cadbury from 1998 to 2010 in a series of senior management positions, including chief supply chain officer. Mr. Fernandez's early career included positions in manufacturing, procurement, engineering and consulting with Procter & Gamble Co., and PepsiCo, Inc.

        Mr. Fernandez's experience in various senior positions in management, operations, supply chain and customer service at major American companies furnishes him with unique qualifications to contribute to the Trust as a Board member, particularly in view of the Trust's significant investments in industrial distribution facilities and ecommerce centers.

        Daniel P. Garton, age 57, has served as a trustee of the Trust since December 2001 and as the Trust's Lead Independent Trustee since that position was established in March 2014. Prior to his retirement in January 2014, Mr. Garton served as President and Chief Executive Officer of American Eagle Airlines, one of the world's largest regional airlines, beginning in June 2010. AMR Corporation is the parent company of American Eagle and American Airlines. Prior to joining American Eagle, Mr. Garton served as Executive Vice President—Marketing of AMR Corporation's American Airlines unit. In that position, Mr. Garton oversaw American Airlines' activities with respect to reservations, flight service, sales, its travel awards program, advertising and corporate communications. Previously, Mr. Garton served as Senior Vice President and then Executive Vice President of American Airlines Customer Service beginning September 1998. Mr. Garton served as President of American Eagle Airlines for three-years beginning in July 1995. Mr. Garton joined AMR Corporation in 1984 as an analyst in the finance department and advanced through various positions to the office of Vice President—Financial Planning and Analysis in 1992. Mr. Garton left AMR Corporation in 1993 to become Senior Vice President and Chief Financial Officer of Continental Airlines. He returned to

AMR Corporation two years later when he assumed the presidency of American Eagle Airlines. AMR Corporation filed for Chapter 11 bankruptcy protection in November 2011. In February 2013, AMR Corporation and US Airways Group agreed to merge and creating the world's largest airline. Mr. Garton is also a member of the Board of Directors of Republic Airways Holdings Inc. (NASDAQ:RJET), and serves on its Executive and Audit Committees.

        Mr. Garton's extensive experience in customer service, operations, finance and financial markets in a major American corporation with highly sophisticated processes and procedures has enabled him to make valuable contributions to the Trust as a Board member. His strong financial background has also allowed him to provide valuable service as a member and Chair of the Audit Committee. Mr. Garton's membership on the board of another public company also enables him to share best practices observed from his other experiences.

        William P. Hankowsky, age 64, has served as a trustee of the Trust since May 2003. Mr. Hankowsky joined the Trust on January 1, 2001 as Executive Vice President and Chief Investment Officer and was promoted to the position of President on March 12, 2002. Mr. Hankowsky became the Chief Executive Officer of the Trust on January 21, 2003 and Chairman on June 10, 2003. Prior to joining the Trust, Mr. Hankowsky served as President of the Philadelphia Industrial Development Corporation ("PIDC") from 1989 through 2000. As the chief executive officer of PIDC, he oversaw the City of Philadelphia's economic development agency. Prior to that time, Mr. Hankowsky served as an executive with a variety of economic development projects and agencies. Mr. Hankowsky currently serves on the boards of Aqua America, Inc. (NYSE:WTR), Citizens Financial Group, Inc. (NYSE:CFG), Philadelphia Shipyard Development Corporation, Delaware River Waterfront Corporation, the Kimmel Center for the Performing Arts, and the Philadelphia Convention and Visitors Bureau.

        Mr. Hankowsky's executive experience and economic development background provide compelling attributes which have contributed to his leadership of the Trust. His leadership role in both the not-for-profit world and the public company arena has provided him with valuable opportunities to interact with government leaders and with business leaders in market segments of importance to the Trust. As a result of these opportunities, Mr. Hankowsky is better equipped to lead the Trust and to understand the needs of its customers.

        M. Leanne Lachman, age 72, has served as a trustee of the Trust since June 1994. Ms. Lachman is the President of Lachman Associates, LLC, a real estate consulting firm, and is an Executive-in-Residence at Columbia Business School. Until October 2003, Ms. Lachman was a Managing Director of Lend Lease Real Estate Investment Management, a pension fund advisor. From 1987 forward, Ms. Lachman has specialized in real estate investment management for institutions. Ms. Lachman is a director and Chair of the Audit Committee of Lincoln National Corporation and a director of Lincoln Life & Annuity of New York, a subsidiary of Lincoln National Corporation.

        Ms. Lachman's extensive experience as a specialist in real estate investment management and her ongoing advisory work enable Ms. Lachman to make valuable contributions to the Board, particularly in the area of strategic real estate investment analysis. Additionally, her experience as a director of another public company gives her insight into governance and related best practices, which enable her to make significant contributions as a Board member.

        Ms. Lachman has reached the age of 72 and, in accordance with the Trust's corporate governance guidelines, offered to resign as a Trustee. The Board of Trustees evaluated Ms. Lachman's offer to resign and made a determination not to accept it, and is recommending Ms. Lachman as a trustee nominee for re-election.

        David L. Lingerfelt, age 62, has served as a trustee of the Trust since May 1995. Mr. Lingerfelt is a shareholder in the firm of Parker, Pollard, Wilton & Peaden, P.C., in Richmond, Virginia, where he has practiced law since February 2010. Mr. Lingerfelt's practice focuses on commercial real estate and taxation. Until November 2008, Mr. Lingerfelt was Vice President and National Underwriting Counsel of LandAmerica Exchange Company, and director of its Reverse Exchange Division. During 2009, Mr. Lingerfelt acted as a consultant in the wind down of LandAmerica Exchange Company. Prior to joining LandAmerica, Mr. Lingerfelt served as Director of Property Administration and Counsel for Best Products Co., Inc., and was a partner in the Virginia law firm of Coates & Davenport, focusing on commercial transactions.

        Mr. Lingerfelt's training as an attorney, together with his experience as a commercial lawyer with significant experience in real estate and tax practice areas, has allowed Mr. Lingerfelt to provide significant insights to the Trust in his capacity as a Board member.

        Fredric J. Tomczyk, age 59, has served as a trustee of the Trust since November 2014. Mr. Tomczyk is president and chief executive officer of TD Ameritrade Holding Corporation ("TD Ameritrade") (NYSE: AMTD). He has served as president and chief executive officer of TD Ameritrade since October 2008. He previously served as a member of TD Ameritrade's board of directors from January 2006 until June 2007, when he accepted the role of chief operating officer at TD Ameritrade, responsible for all operations, technology, retail sales functions and the independent registered investment advisor channel. He remained in that role until he became president and chief executive officer and re-joined the board of directors in October 2008. Mr. Tomczyk previously served as the vice chair of corporate operations for TD Bank Group ("TD"), as executive vice president of retail distribution for TD Canada Trust (a wholly-owned subsidiary of TD), and as executive vice president and later as president and chief executive officer of wealth management for TD Bank. Prior to joining TD Bank in 1999, he was president and chief executive officer of London Life. Mr. Tomczyk serves on the board of TD Ameritrade.

        Mr. Tomczyk's extensive experience in banking, management, finance and financial markets at major financial institutions, as well as his experience on the Board of TD Ameritrade, enables him to make valuable contributions to the Trust as a Board member.

Additional Executive Officers

        George J. Alburger, Jr., age 67, became Chief Financial Officer and Treasurer of the Trust in May 1995. In October 2000, Mr. Alburger assumed the additional title of Executive Vice President. Prior to joining the Trust, Mr. Alburger served as Executive Vice President of EBL&S Property Management, Inc., an owner and manager of approximately 200 shopping centers aggregating 30 million square feet of retail space. Mr. Alburger was formerly a Senior Manager with Price Waterhouse, LLP. Mr. Alburger serves on the board of Americold Realty Trust, an international owner and operator of temperature-controlled warehouses.

        Herman C. Fala, age 65, has served as Secretary and General Counsel of the Trust since January 2014, with principal responsibility for the Trust's legal function. Mr. Fala joined the Trust from the law firm of Cozen O'Connor, where he chaired the Real Estate Practice Group and served on the firm's Board of Directors from April 2009. Prior to joining Cozen O'Connor, Mr. Fala was a partner at the law firm of Wolf Block LLP from 1982 to April 2009, where he chaired the Real Estate practice for 10 years.

        Michael T. Hagan, age 57, has served as Chief Investment Officer of the Trust since May 2005. In 2011, Mr. Hagan assumed the additional title of Executive Vice President. Mr. Hagan joined the Trust in 1989 and has served the Trust in a number of capacities, including, prior to his appointment as Chief Investment Officer, as Senior Vice President—Acquisitions. Prior to joining the Trust, Mr. Hagan served in a variety of accounting positions.

        Each officer will serve until the first meeting of the Board after the next annual meeting of shareholders or until the officer resigns or is removed from office by the Board.

Committees of the Board of Trustees

        Audit Committee.    The Board's Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, provides assistance to the trustees in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting and the quality and integrity of financial reports of the Trust. The Board's Audit Committee currently consists of five independent trustees, as independence is defined by the applicable listing standards of the New York Stock Exchange. The members of the Audit Committee are Messrs. Garton (Chair), Buchholz and Tomczyk and Mss. Dietze and Lachman. Each of Mr. Garton, Ms. Dietze and Mr. Tomczyk is an "audit committee financial expert" as defined by the Securities and Exchange Commission. The Audit Committee met twelve times, including seven times by teleconference, during the last fiscal year. See "Report of the Audit Committee."

        Compensation Committee.    The Board's Compensation Committee (the "Compensation Committee") is empowered to determine compensation for the Trust's named executive officers and to administer the Share Incentive Plan. The Compensation Committee also has various other responsibilities, including with respect to succession planning regarding the Trust's management. Members of the Compensation Committee are Messrs. DeLoach (Chair), Buchholz, Fernandez, Lingerfelt and Tomczyk, all of whom are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange. Mr. Garton, in his role as Lead Independent Trustee, also participates in the meetings of the Compensation Committee. The Compensation Committee met seven times, including two times by teleconference, during the last fiscal year. See "Report of the Compensation Committee."

        Corporate Governance and Nominating Committee.    The Board's Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board. In making such recommendations, the Corporate Governance and Nominating Committee seeks nominees who have the highest personal and professional character and integrity, who possess appropriate characteristics, skills, experience and time to make a significant contribution to the Board of Trustees, the Trust and its shareholders, who have demonstrated exceptional ability and judgment, and who will be most effective, in the context of the whole Board of Trustees and other nominees to the Board, in perpetuating the success of the Trust and in representing the interests of its shareholders. In accordance with its charter, the Corporate Governance and Nominating Committee considers diversity of race, gender and national origin as one of a number of attributes it looks for in a candidate for the Board of Trustees. It is a goal of the Board to achieve greater diversity. The Corporate Governance and Nominating Committee has employed and may continue to employ professional search firms (for which it pays a fee) to assist it in identifying potential members of the Board of Trustees with the desired skills and disciplines. The Corporate Governance and Nominating Committee will consider nominees for trustee proposed by shareholders in accordance with the procedures set forth in this proxy statement under "Corporate Governance—Shareholder Nominations for Trustees." Nominees proposed by shareholders will be considered using the same criteria and in the same manner as all other nominees are considered.

        The members of the Corporate Governance and Nominating Committee are Messrs. Lingerfelt (Chair), DeLoach and Fernandez and Mss. Dietze and Lachman, all of whom are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange. Mr. Garton, in his role as Lead Independent Trustee, also participates in the meetings of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met six times during the last fiscal year, including one time by teleconference. See "Report of the Corporate Governance and Nominating Committee."

Committee Charters

        Copies of the written charters of the Audit, Compensation and Corporate Governance and Nominating Committees are posted under the "Investors" section of the Trust's web site at www.libertyproperty.com, and are also available without charge at the written request of any shareholder of the Trust. Such requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Trustees' Attendance at Meetings

        The Board of Trustees held seven meetings last year, including two by teleconference. Additionally, the Board conducted four informational calls. Each trustee of the Trust attended at least 75% of the meetings of the Board of Trustees and meetings held by all committees on which such trustee served during the time such trustee served.

Trustees' Compensation

        In 2014, trustees who were not also officers and full-time employees of the Trust were compensated in accordance with the following policy. These trustees receive an annual trustee fee in the amount of $40,000 in cash, and restricted common shares with a grant date fair value of $42,000. The Lead Independent Trustee receives an additional annual fee of $30,000 for performing the duties and responsibilities of that position. Additionally, trustees receive a fee of $1,500 for each Board meeting that such trustee attends in person or telephonically; however, trustees receive a fee of $500 for teleconference Board meetings if such meetings address only routine matters and for participation in any informational call held to supplement the regularly scheduled Board meetings. Trustees are entitled to receive a fee of $5,000 for each committee on which they serve, a fee of $1,000 for each committee meeting they attend in person and a fee of $500 for each committee meeting attended by teleconference. The Chair of the Audit Committee receives an additional annual fee of $15,000, and the Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee each receive an additional annual fee of $9,000. Additionally, all trustees are entitled to be reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust are not entitled to receive any separate compensation for service as a trustee.

        Also under this compensation policy, pursuant to the Trust's Share Incentive Plan, for years through and including 2014, each non-employee trustee who was in office on June 23 of the applicable year, received a grant on that date of a 10-year option to purchase 6,000 common shares, exercisable at a price equal to the fair market value of the common shares on such date. Such options vest over a three-year period beginning with the date of grant as follows: 20% vesting upon the first anniversary of the grant, an additional 30% vesting upon the second anniversary of the grant, and the remaining 50% vesting upon the third anniversary of the grant, with vesting on death, disability or (subject to age and years of service) retirement, in accordance with the current grant agreement governing the options.

        Commencing with 2015, in order to reflect practices of peer companies, the grant of options to non-employee trustees will be discontinued and will be replaced with an additional grant of restricted share units having a value of $45,500 at the date of issue. The shares so issued in lieu of options will vest over a 3-year period in the same manner as the options being replaced, i.e., 20% vesting upon the first anniversary of the grant, an additional 30% vesting upon the second anniversary of the grant, and the remaining 50% vesting upon the third anniversary of the grant, with vesting on death, disability or (subject to age and years of service) retirement, in accordance with the same terms as the current grant agreement governing the options.

 PROPOSAL 2—ADVISORY VOTE TO APPROVE
THE COMPENSATION OF THE TRUST'S NAMED EXECUTIVE OFFICERS

        SEC rules require us to hold, at least once every three years, an advisory vote to approve the compensation of our named executive officers as described in the proxy statement (commonly referred to as "Say-on-Pay"). We have committed to including a Say-on-Pay vote on an annual basis, at least until such time, if any, as our shareholders express a preference for a less frequent basis. Thus, we have included the following Say-on-Pay vote, pursuant to which our shareholders are being asked to vote on the following resolution:

  RESOLVED, that the shareholders of Liberty Property Trust approve, on an advisory basis, the compensation of the Trust's Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in the Trust's proxy statement.

        The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained on pages 12 to 35 of this proxy statement. As discussed in those disclosures, the compensation program structure that we utilized in 2014 was substantially the same as in prior years, and we believe that our compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.

        Your vote on this Proposal 2 is advisory, and therefore not binding on the Trust, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Trust or the Board, or to create or imply any additional fiduciary duties for the Trust or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation and Required Vote

        The Board of Trustees recommends a vote FOR approval of the advisory vote to approve the compensation of the Trust's named executive officers as described in the compensation discussion and analysis, the compensation tables, and the related disclosures contained on pages 12 to 35 of this proxy statement.

 COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

        Our Compensation Discussion and Analysis addresses the compensation paid or awarded to our executive officers listed in the Summary Compensation Table that immediately follows this discussion. We refer to these executive officers as our "named executive officers" or as our "NEOs."

Executive Summary of 2014 Compensation

        In order to deliver our best results to our shareholders, we must attract, retain and motivate superior talent. Our compensation programs are designed to link financial, operating and strategic results to executive rewards. This pay for performance structure ensures that the financial interests of our executives are aligned with those of our shareholders. As is shown below, the majority of each executive's pay, including 78% of our CEO's target pay, is tied directly to the Trust's performance and individual goal achievement.

Pay for Performance: 2014

  •
  Cash Bonuses.  Our annual cash bonus incentive plan for named executive officers is tied to the Trust's performance measured against various corporate, financial, operational and strategic goals, the most significant of which is our Funds from Operations per common share ("FFO") for 2014 relative to our 2014 goals for FFO per share. Other such goals relate to:

  •
  Growth in FFO relative to our Peer Group

  •
  Acquisitions

  •
  Development Deliveries

  •
  Dispositions—Wholly-Owned and JV

  •
  Development Starts—Wholly-Owned and JV

  •
  Net Operating Income

  •
  Occupancy

  •
  G&A Expenses

  •
  Retained Cash

        Corporate, financial, operational and strategic goals were established by the Board early in 2014 based on the business plan the Company adopted in December 2013. Our goals, which for 2014 reflected our strategy to be an active seller of suburban office properties and to acquire or commence development of industrial and metro-office properties, were weighted at 80% of the total bonus. The remaining 20% of the total bonus is based upon individual goal achievement. In addition to these various criteria, our cash bonuses are eligible to be paid only if the Trust achieves a predefined level of FFO.

        Taking into account all of these considerations, cash bonus payments for 2014 performance with respect to the corporate, financial, operational and strategic goals were paid in an amount that reflected performance at 60% of the range between the threshold bonus level and the target bonus level. This equated to a bonus of 80% of the target bonuses for the Company performance component of the bonus. Payments made for the individual goal portion of each named executive officer's bonus varied depending on the level of that officer's achievement of his individual stated goals.

  •
  Long-term Equity Incentive Plan.  Our long-term equity incentive program is designed to ensure that our executives are motivated to assist Liberty to (i) achieve key FFO goals, (ii) achieve share price and dividend growth, and (iii) outperform its peers. We have made awards under this program in each year beginning with 2008. The ultimate value of the incentive compensation that may be earned under this program depends substantially on our share price, and thus executives are motivated to achieve strong absolute returns over a sustained period of time. There are three components of the equity awards under this program:

    •
    One-third of the award each year is provided via stock options, which have value only if our share price increases.

    •
    One-third of the award each year is in turn divided into three portions, one of which may be earned in each of the three succeeding years upon achievement of our annual FFO goals for each of those years, with full vesting only upon the end of the three-year period. Based on the application of our formula to the FFO achievement by the Company in 2014 vis-à-vis its FFO target, 80% of this portion of the 2012, 2013 and 2014 awards was earned.

    •
    One-third of the award each year may be earned at the end of the succeeding three-year period based on how Liberty's Total Shareholder Return ("TSR") compares to that of its Peer Group over that three-year period. Our three-year TSR during 2012-2014 was just above the threshold level (25th percentile relative to the Peer Group established in 2012 for this calculation). Payout at the threshold level would be 50% of the 2012 award, and accordingly our executives received a 2014 payout equal to approximately 51% of this portion of the 2012 award.

  •
  Peer Group.  We use our Peer Group for compensation benchmarking purposes and also for measuring relative shareholder return under the long-term equity incentive plan.

Other Features of our Compensation Program

        The Compensation Committee annually reviews in detail all elements of our compensation program to ensure their alignment with our philosophy and rigorous corporate governance practices.

  What We Do:

  •
  Clawback.  We have adopted a policy that allows for the clawback of variable compensation in the event of a significant restatement of our financial results caused by fraud or willful misconduct by senior officers of the Company. Once the Securities and Exchange Commission adopts a formal policy, we will review our policy and revise it if necessary to ensure that it is fully compliant with the SEC regulations.

  •
  Pay for Performance Analysis Conducted Annually.  Liberty's pay and performance are compared annually against those of our Peer Group to promote our philosophy of aligning actual compensation with results.

  •
  Stock Ownership Guidelines.  Guidelines for senior officers and trustees have been in place since 2000, and during 2014 were strengthened to meet current best practices. Our senior officers are required to acquire within a stated period of time, and thereafter to retain, an amount of common shares of the Company equal in value to a multiple of their salary. The multiples range from one to six times the salary and are validated against market practice periodically. Trustees are expected to own an amount of Company common shares equal in value to six times the annual cash retainer paid to trustees. Senior officers and trustees are required to retain all shares until they meet the appropriate guideline.

  •
  Independent Compensation Consultant.  As is further discussed below, in 2014, the Compensation Committee engaged Pay Governance LLC as an independent compensation consultant. The Committee has reviewed the independence of Pay Governance LLC's advisory role relative to the applicable independence factors under NYSE rules. Following its review, the Committee concluded that Pay Governance LLC has no conflicts of interest, and provides the Committee with objective and independent executive compensation advisory services.

  •
  Risk Oversight.  The Compensation Committee carefully considers the risks associated with all of our incentive programs.

  •
  Prior Say-on-Pay Vote.  Our shareholders participate in an annual advisory vote on executive compensation (a "say-on-pay vote"). At our 2014 annual meeting of shareholders, 94.97% of the votes cast in the say-on-pay vote were voted in favor of the proposal. The Compensation Committee believes this vote demonstrates our shareholders' positive view of our compensation philosophy and policies. The Compensation Committee intends to continue to consider the results of future say-on-pay votes.

  What We Do Not Do:

  •
  Hedging.  The Company has adopted a policy that prohibits hedging by trustees and/or senior officers. The only equity securities of the Company that may be purchased or sold by senior officers are the Company's common shares, units or any publicly traded preferred shares of the Company. Other than in the case of the Company-issued employee stock options, the purchase or sale of options on Company securities of any kind, whether "puts" or "calls," or similar cash-settled derivative securities by trustees and/or senior officer is not permitted. The Commission has not yet adopted regulations on this disclosure, but did propose rules in February 2015 and may adopt final rules in the future. We plan to review our hedging policy once the Securities and Exchange Commission adopts formal regulations, and to revise it if necessary to ensure compliance with the regulations.

  •
  Pledging.  The Company has adopted a policy that prohibits trustees and/or named executive officers from pledging Company securities or units, including in margin accounts, without the approval of the Corporate Governance and Nominating Committee. It is the policy of the Committee to withhold this approval to the extent the securities sought to be pledged are necessary to satisfy the trustee's or named executive officer's stock ownership requirements specified in the Trust's corporate governance guidelines.

  •
  Tax Gross-Ups.  As of April 2011, we no longer provide tax gross-ups for excise taxes to any employees, and thus no person who was not then entitled to a gross-up has since received one or will receive one at any time in the future.

  •
  Employment Contracts.  We do not have any individual employment contracts with our executives.

  •
  Executive Perquisites.  Executives receive no perquisites or benefits and participate in the same benefits and welfare programs as all employees.

General

        As is its practice, the Compensation Committee established the 2014 performance goals early in 2014 and reviewed progress with respect to the applicable performance metrics regularly throughout 2014 and early in 2015. The final compensation determinations were made at a March 16, 2015 meeting, when the Compensation Committee approved 2014 bonus awards and vesting of long-term incentive awards. At the meeting, the Committee also set base salaries and targets for annual and long-term incentive awards for 2015.

Compensation Objectives

        The compensation paid or awarded to our named executive officers for 2014 is designed to meet the following objectives:

  •
  Performance Incentives.  Create a compensation structure under which a meaningful portion of total compensation relates to the Trust's actual performance, including long-term performance, and to the named executive officer's individual performance.

  •
  Competitive Compensation.  Provide named executive officers the opportunity to earn competitive levels of compensation, upon achievement of performance incentives, taking into account the compensation paid in the marketplace at comparable companies and the compensation paid by members of our Peer Group.

  •
  Stakeholder Incentives.  Encourage the aggregation and maintenance of meaningful equity ownership, and alignment of executive and shareholder interests, by providing compensation that ties the interests of named executive officers to those of the Trust's shareholders by linking a portion of executive compensation directly to changes in shareholder value.

  •
  Retention Incentives.  Provide compensation that will attract, motivate and retain superior talent over the long-term.

Type of Compensation	Objectives Addressed
Salary	Competitive Compensation
Bonus	Performance Incentives Competitive Compensation Retention Incentives
Long-Term Incentive Compensation—Restricted Share Awards, Restricted Stock Units and Options to Purchase Shares	Performance Incentives Stakeholder Incentives Competitive Compensation Retention Incentives

Determination of Competitive Compensation

        The Compensation Committee met seven times during 2014, including twice by teleconference, to review, evaluate and determine compensation issues. The members of the Committee are professionals with substantial executive experience. Additionally, in assessing competitive compensation and performance incentives, the Compensation Committee relied on data and advice provided to it by its independent compensation consultant, Pay Governance LLC.

        The compensation consultant provides data and advice to the Compensation Committee on a regular basis. The compensation consultant developed competitive compensation levels for seasoned executives with responsibilities similar to those of our NEOs, using comparative industry data derived from the NAREIT Compensation Survey and proxy data from the Peer Group companies. We believe that data regarding this Peer Group are useful with regard to an assessment of compensation for our named executive officers because they reflect industry practices and provide comparisons as to individual positions. For years prior to 2014, the REITs that comprised the Peer Group for making decisions with respect to salary, annual bonus and long-term incentive compensation are generally those that appear in the NAREIT Index as either "Industrial," "Office" or "Diversified" and meet an appropriate market capitalization threshold.

        In March 2014, we made certain changes to our peer group for compensation decisions to be made for years commencing with 2014. These changes were made to make the composition of the Peer

Group more reflective of our current size and asset strategy. This current Peer Group consists of the following companies:

Alexandria Real Estate Equities, Inc.*	First Industrial Realty Trust, Inc.*
Boston Properties, Inc.*	First Potomac Realty Trust*
Brandywine Realty Trust*	Highwoods Properties, Inc.*
Chambers Street Properties	Mack-Cali Realty Corporation*
Equity Commonwealth (f/k/a CommonWealth REIT)*	ProLogis*
Corporate Office Properties Trust*	PS Business Parks, Inc.*
DCT Industrial Trust*	SL Green Realty Corp.*
Douglas Emmett, Inc.*	STAG Industrial, Inc.
Duke Realty Corporation*	Vornado Realty Trust
EastGroup Properties, Inc.*	Washington Real Estate Investment Trust*

*
Included in pre-2014 Peer Group, which also included the following companies that are no longer in our Peer Group: BioMed Realty Trust, Inc., Kilroy Realty Corporation and Piedmont Office Realty Trust, Inc.

        The Compensation Committee has generally focused on the median of the Peer Group as a reference point for setting target compensation. The Committee uses its judgment after consultation with its independent compensation consultant to determine appropriate compensation for each named executive officer, taking into account the Peer Group data and the unique responsibilities and attributes of each named executive officer. The ultimate compensation decisions of the Committee are guided by competitive practice, individual role and performance, performance of the Trust and internal equity.

        In 2014 the Compensation Committee asked its independent compensation consultant to analyze the historical pay and performance alignment for the Company's named executive officers. The committee's consultant concluded that our one-year TSR (2013) and our three-year TSR (2011-2013) were between the 25th percentile and median of our peer group, while the pay that our named executive officers realized for 2013 and the period 2011-2013 was below the 25th percentile.

Salaries

        Base salaries are set by the Compensation Committee and are designed to be competitive with the salaries paid by Peer Group companies. Historically, changes in individual base salaries are based in part on the Committee's review of the report prepared by the independent compensation consultant, which includes a review of Peer Group compensation data, and on the Committee's review of the individual's responsibility, experience and performance, and increases in base salary being provided to our employee population generally. Base salaries are reviewed for adjustment annually.

        The salaries of our NEOs for 2015, and comparison with their salaries for 2014, are set forth in the following table:

Name	2014 Salary	2015 Salary	% Change 2014 - 15
William P. Hankowsky	$669,500	$705,000	5.3%
George J. Alburger, Jr.	$441,300	$455,000	3.1%
Michael T. Hagan(1)	$357,200	$395,000	10.6%
Herman C. Fala	$357,000	$370,000	3.6%

(1)
Mr. Hagan's 10.6% increase reflects the significantly increased responsibilities he has assumed in view of Mr. Fenza' retirement as Chief Operating Officer.

Annual Incentive Program

        The principal objective of our annual incentive program is to provide an incentive tied to annual measures of financial, operating, strategic and individual performance. In setting the target level of incentive compensation opportunity, we consider competitive factors, including target total cash compensation of peers.

        For 2014, each named executive officer was eligible for a cash bonus award defined by reference to a threshold bonus level (equal to 52.5% of annual salary for the Chief Executive Officer and 42.5% of annual salary for the other named executive officers), a target bonus level (equal to 115% of annual salary for the Chief Executive Officer and 85% of annual salary for the other named executive officers), and a maximum bonus level (equal to 300% of the annual salary for the Chief Executive Officer and 170% of annual salary for the other named executive officers).

        The determination of the actual bonus awards earned for 2014 was based on a two-step process. The first step in the process required the Compensation Committee to consider the Trust's achievement of its FFO per share as against a pre-determined goal in order to fund the bonus pool. The requisite FFO goals were satisfied and thus the potential bonus pool was fully funded. The second step required the Compensation Committee to allocate the funded bonus pool in accordance with the corporate, financial, operational and strategic goals. For the NEOs, that represented 80% of the overall goals, as well as the individual performance metrics that made up the remaining 20%. Among the corporate, financial, operational and strategic goals for 2014, the Trust's FFO per share as measured against our 2014 goals for FFO per share was the most significant metric. Achievement with respect to this goal was further informed by achievement with respect to other operational and strategic metrics approved by the Compensation Committee based on the business plan the Company adopted in December 2013, including net operating income, average occupancy and general and administrative expenses, as well as execution of the Trust's capital plan, with respect to acquisitions, dispositions and development.

        Our corporate, financial, operational and strategic goals for 2014 reflected our strategy to be an active seller of suburban office properties and to acquire or commence development of industrial and metro-office properties. With respect to our most significant goal, FFO per share, our actual results were below the mid-point of our budgeted range. Based on our assessment of performance against the other such goals, the Committee determined that, among other goals, we substantially achieved or surpassed our goals for dispositions, development deliveries, wholly-owned development starts, JV development starts, retained cash, and reductions in general and administrative expenses, but did not achieve our targets for net operating income and occupancy. We also failed to achieve our internal targets for acquisitions, due to management's belief that current trading prices for many desirable assets are not favorable to the Company and its shareholders. With respect to certain of these measures, the goals pre-established by the Compensation Committee for 2014, and the actual performance by the Trust for 2014, were as follows:

  •
  FFO per common share (projected $2.45 to $2.55; actual $2.48);

  •
  core net operating income (target $517.6 million; actual $509.2 million);

  •
  general and administrative expenses (target $66.1 million; actual $63.3 million); and

  •
  growth in FFO per common share relative to the Peer Group (between the 25th percentile and median relative to our Peer Group).

        Taking into account all of these considerations, payments to the named executive officers were made with respect to the corporate, financial, operational and strategic goals in an amount which reflected performance at 60% of the range between the threshold bonus level and the target bonus level. This equated to a bonus of 80% of the target bonus for the Company performance component of the bonus.

        Payments made for the individual officers' MBO portion varied depending on the level of each officer's achievement of his individual stated goals.

        Based on the above methodology, the Compensation Committee has determined the dollar amounts of annual bonus awards for 2014 (shown together with the target bonus amount) are as follows:

Name	Amount Awarded	Target Amount
William P. Hankowsky	$697,954	$769,925
George J. Alburger, Jr.	$352,599	$375,105
Robert E. Fenza	$305,990	$343,809
Michael T. Hagan	$285,403	$303,620
Herman C. Fala	$285,243	$303,450

        Consistent with a long-standing policy adopted by the Compensation Committee for all employees, our named executive officers have the option of taking common shares, with sale restrictions, in lieu of a cash bonus awarded to them at the rate of shares equal to 120% of the cash value of the bonus or the portion thereof for which common shares are substituted, less applicable withholding tax. These shares encourage share ownership and further align employee and shareholder interest. Dividends are paid on common shares issued pursuant to such awards and restrictions on sale related to such awards will expire on March 16, 2016.

        The annual bonus award payments are reflected in two separate columns of the Summary Compensation Table. The portion of the payment taken by the named executive officer in cash appears in the "Non-Equity Incentive Plan Compensation" column, while the portion which the named executive officer elected to take in common shares appears in the "Share Awards" column.

Long-Term Incentive Program—Equity-Based Compensation

Summary of the Executive Officer Long-Term Incentive Program

        Since 2008 the Compensation Committee has operated under the Liberty Property Trust 2008 Long-Term Incentive Plan (the "Executive Officer Plan"). The Company's long-term incentive ("LTI") program for NEOs has the purpose of enhancing and refining the performance incentives provided to these officers. Under this program, each named executive officer is eligible to receive an LTI grant with an award value that is a targeted percentage of salary, subject to adjustment based on performance. The Executive Officer Plan is a forward looking, performance oriented incentive plan in which the Trust's performance is measured against that of the Peer Group. The Executive Officer Plan contemplates annual awards in the target amount noted above, with two-thirds of the amount awarded as restricted stock units and one-third as options, once vested, to purchase common shares at the fair market value on the date of the award. A portion of the restricted stock units are at risk based on the Company's total shareholder return performance relative to its peers over the three-year period following the award (the "Award Period"), and a portion of the restricted stock units are at risk based on the Company's operational performance during each of the three individual years of the Award Period. The ultimate value of the options to the executive is dependent on share price appreciation.

        Under the Executive Officer Plan, the performance metrics for the restricted stock units have been annual performance measured by "funds from operations" (the "FFO Portion") and the Company's three-year total shareholder return as compared to the Peer Group (the "TSR Portion"). The restricted stock units are divided evenly between the FFO Portion and the TSR Portion. The FFO Portion is split into three equal pieces, corresponding to each of the three-years of the relevant Award Period. The Compensation Committee adopts a schedule of performance metrics for the restricted stock portion of each Award, listing the threshold at which actual FFO Portion and TSR Portion will accrue, in relation to the specified target levels. These stipulated percentages of the target level range from a threshold of 72.5% for named executive officers, other than chief executive officer, for whom the threshold is 120% to a maximum of 242% for named executive officers, other than the chief executive officer, for whom the maximum is 515%. The Compensation Committee retains discretion to reduce the Award from the prescribed level as it deems fit.

        Although performance against the FFO Portion is determined, and thus "earned," annually over the Award Period, the FFO Portion is not payable until the end of the three-year Award Period (i.e. the expiration of three-years). The TSR Portion is measured over the entire three-year Award Period. The Compensation Committee believes that this forward looking approach supports a long-term focus by the named executive officers. Additionally, given the overlapping nature of the annual LTI awards, each with a three-year award period, the Committee believes that the Executive Officer Plan provides a significant retention benefit as the entire award is subject to forfeiture in the event the named executive officer voluntarily terminates employment with the Company. If the recipient of the Award terminates by reason of death, disability or "Retirement" (as defined in Share Incentive Plan) prior to the end of the Award Period, units would be payable at the end of the Award Period based on actual attainment within each Performance Period, and would not, in the cases of death, disability or termination without cause, be pro-rated for short service. The Executive Officer Plan also includes several common restrictive covenants and other provisions, subject to the Compensation Committee's discretion, that would trigger forfeiture of an Award.

        The Committee also believes that the option portion of the named executive officers' long-term incentive supports a long-term focus by the named executive officers. Delivery of one-third of the target value of the LTI Award in options aligns with shareholder interest in that the options have no value unless the price of the Company's shares increases after the award date.

        The options vest on the basis of time and continued employment at a rate of 20% on the first anniversary of the date of grant, 30% on the second anniversary, and the remainder on the third anniversary. The time vesting nature of the options constitutes a retention feature in that they are subject to forfeiture in the event the named executive officer voluntarily terminates. The options become vested and exercisable in full if the optionee ceases to be employed by, or provide services to, the Trust by reason of death or disability, and are subject to a scaled vesting (based on age and years of service) in the case of Retirement, similar to the restricted stock units. These terms and conditions are, generally, the terms and conditions that currently govern options granted to employees as part of the Trust's LTI program.

Performance in 2014

        The year 2014 was the final performance year of the 2012 award under the Executive Officer Plan and as a result the Committee was required to review the Company's three-year TSR performance under the TSR Portion of the award made in 2012 as well as evaluate the Company's performance in 2014 to determine the amount earned under the relevant one-third of the FFO Portion of the awards made in each of 2012, 2013 and 2014.

        As to the FFO Portion, the named executive officers were determined to have earned the target amount times 80% in 2014 for the FFO Portion of the awards made in 2012, 2013 and 2014.

        As to the TSR Portion, only the 2012 award needed to be considered. The Company's three-year TSR was 42.5%. In accordance with the metrics adopted at the time of the original award in 2012, the Compensation Committee determined that the named executive officers earned 51% of the target amount awarded in 2012. As a result of these determinations, the awards (listed together with prior awards during the Award Period) are set forth below.

William P. Hankowsky

	2012						2013			2014
	FFO Portion			TSR Portion			FFO Portion			FFO Portion
	Share Target	Shares Earned		Share Target	Shares Earned		Share Target	Shares Earned		Share Target	Shares Earned
Year 1	4,437	4,437	(1)				3,950	5,309	(2)	4,792	3,833	(3)
Year 2	4,437	5,963	(2)				3,950	3,160	(3)
Year 3	4,436	3,549	(3)	13,310	6,788	(3)

        Through the Record Date, Mr. Hankowsky also accrued an aggregate of 8,941 restricted stock units through the reinvestment of dividends accrued on the restricted stock units awarded. This dividend amount includes dividends on the unvested units outstanding for the TSR and FFO portions of the 2013 and 2014 awards which are not shown in the table above.

George J. Alburger, Jr.

	2012						2013			2014
	FFO Portion			TSR Portion			FFO Portion			FFO Portion
	Share Target	Shares Earned		Share Target	Shares Earned		Share Target	Shares Earned		Share Target	Shares Earned
Year 1	1,958	1,958	(1)				1,743	2,092	(2)	1,908	1,527	(3)
Year 2	1,958	2,350	(2)				1,743	1,394	(3)
Year 3	1,958	1,566	(3)	5,874	2,996	(3)

        Through the Record Date, Mr. Alburger also accrued an aggregate of 3,849 restricted stock units through the reinvestment of dividends accrued on the restricted stock units awarded. This dividend amount includes dividends on the unvested units outstanding for the TSR and FFO portions of the 2013 and 2014 awards which are not shown in the table above.

Robert E. Fenza

	2012						2013			2014
	FFO Portion			TSR Portion			FFO Portion			FFO Portion
	Share Target	Shares Earned		Share Target	Shares Earned		Share Target	Shares Earned		Share Target	Shares Earned
Year 1	1,795	1,795	(1)				1,598	1,918	(2)	1,749	1,399	(3)
Year 2	1,795	2,154	(2)				1,598	1,278	(3)
Year 3	1,794	1,435	(3)	5,384	2,746	(3)

        Through the Record Date, Mr. Fenza also accrued an aggregate of 3,521 restricted stock units through the reinvestment of dividends accrued on the restricted stock units awarded. This dividend amount includes dividends on the unvested units outstanding for the TSR and FFO portions of the 2013 and 2014 awards which are not shown in the table above.

Michael T. Hagan

	2012						2013			2014
	FFO Portion			TSR Portion			FFO Portion			FFO Portion
	Share Target	Shares Earned		Share Target	Shares Earned		Share Target	Shares Earned		Share Target	Shares Earned
Year 1	1,585	1,585	(1)				1,411	1,693	(2)	1,545	1,236	(3)
Year 2	1,585	1,902	(2)				1,411	1,129	(3)
Year 3	1,585	1,268	(3)	4,755	2,425	(3)

        Through the Record Date, Mr. Hagan also accrued an aggregate of 3,116 restricted stock units through the reinvestment of dividends accrued on the restricted stock units awarded. This dividend amount includes dividends on the unvested units outstanding for the TSR and FFO portions of the 2013 and 2014 awards which are not shown in the table above.

Herman C. Fala

	2014
	FFO Portion
	Share Target	Shares Earned
Year 1	1,544	1,235	(3)

        Through the Record Date, Mr. Fala also accrued an aggregate of 504 restricted stock units through the reinvestment of dividends accrued on the restricted stock units awarded. This dividend amount includes dividends on the unvested units outstanding for the TSR and FFO portions of the 2014 award which are not shown in the table above.

(1)
Determined by the Compensation Committee in 2013.

(2)
Determined by the Compensation Committee in 2014.

(3)
Determined by the Compensation Committee in 2015.

        When the Trust's common shares are issued with respect to the Awards they underlie, they will be issued under the Share Incentive Plan, and will generally be subject to the terms and conditions of that plan.

2015 LTI Award

        At the Compensation Committee's March 16, 2015 meeting, the Compensation Committee made Awards under the Executive Officer Plan for 2015. The Awards consisted of the following:

Name	Number of Options(1)	Number of RSUs in First Portion/FFO Portion(2)	Number of RSUs in Second Portion/TSR Portion(3)
William P. Hankowsky	137,226	16,032	16,032
George J. Alburger, Jr.	53,508	6,251	6,251
Michael T. Hagan	46,452	5,427	5,427
Herman C. Fala	43,512	5,083	5,083

(1)
The options have an exercise price of $35.18, the closing price of the common shares on the New York Stock Exchange on March 16, 2015, the date of grant. The number of options was determined based on a per option value of $4.11, the Black-Scholes value of the options as of March 16, 2015.

(2)
The RSUs constituting the FFO Portion are split into three equal pieces, corresponding to each of the three-years in the relevant Award Period. One-third of the RSUs may be earned with respect to each year in the Award Period, but will be payable to the participant at the end of the Award Period.

(3)
The RSUs constituting the TSR Portion are eligible to be earned on the basis of TSR for the full Award Period. The determination of whether the Second Portion is earned and payable shall be made at the end of the Award Period.

        The Committee determined that the performance metric set forth for Year 1 of the FFO Portion of the 2015 Award would also apply to Year 2 of the 2014 Performance Period Award and Year 3 of the 2013 Performance Period Award. The FFO metric is based on the Trust's achievement of FFO goals.

Overall 2014 Compensation

        The tables that follow this Compensation Discussion and Analysis set forth the compensation that our named executive officers were paid in 2014. In certain cases, however, decisions regarding compensation for 2014 services performed by our named executive officers were made in March 2015. In order to provide additional clarification on all compensation paid in consideration of 2014 performance, we are providing the following table. It should not be read as a replacement of the tables appearing following this Compensation Discussion and Analysis, but as a supplement thereto. The amounts reflected in this table include:

  •
  2014 annual salary;

  •
  2014 annual bonus award (bonus paid in 2015 in consideration of 2014 performance);

  •
  Other compensation paid in 2014;

  •
  Dividends on special restricted share awards;

  •
  Options granted in 2014; and

  •
  RSUs earned for 2014 under the 2014, 2013 and 2012 awards made under the Executive Officer Plan.

        This table does not include the options that were awarded on March 16, 2015, which are described below under "2015 Compensation Developments—2015 LTI Awards."

Name	Salary	Annual Bonus(a)	All Other Compensation(b)	Total Cash Compensation	Special Restricted Share Awards(c)	Dividends on Special Restricted Share Awards	2014 Options	RSUs Earned in 2014 Under 2012 Grant(d)	RSUs Earned in 2014 Under 2013 Grant(d)	RSUs Earned in 2014 Under 2014 Grant(d)
William P. Hankowsky	$669,500	$697,954	$3,564	$1,371,018	10,735	3,572	130,634	14,012	3,875	4,093
George J. Alburger, Jr.	$441,300	$352,599	$7,358	$801,257	6,710	—	52,023	6,169	1,701	1,631
Robert E. Fenza	$404,481	$305,990	$2,822	$713,293	—	—	47,683	5,653	1,557	1,494
Michael T. Hagan	$357,200	$285,403	$2,822	$645,425	6,710	—	42,109	4,994	1,377	1,320
Herman C. Fala	$357,000	$285,243	$6,787	$649,030	—	—	42,085	—	—	1,319

(a)
Consistent with a policy adopted by the Compensation Committee for all employees, our named executive officers have the option of taking common shares in lieu of a cash bonus awarded to them at the rate of shares equal to 120% of the cash value of the bonus or the portion thereof for which common shares are substituted, less applicable withholding tax. Messrs. Hankowsky, Alburger, Fenza, Hagan and Fala exercised this option as to all or a portion of their entire annual bonuses and were awarded 8,803, 8,339, 5,064, 5,697 and 2,764 common shares, respectively.

(b)
Includes (i) $3,564, $6,858, $2,322, $2,322 and $6,287 paid by the Trust to purchase term life insurance policies for each of Messrs. Hankowsky, Alburger, Fenza, Hagan and Fala; and (ii) $500 paid to each named executive officer as a holiday bonus with the exception of Mr. Hankowsky; this amount is paid to each employee of the Trust.

(c)
At the March 17, 2014 meeting, the Committee approved these grants under the Share Incentive Plan in recognition of the recipients' efforts with respect to the completion during 2013 of significant progress in the advancement of the Company's strategy. The restrictions on these shares lapse in equal installments on the first five anniversaries of the date of grant, subject to accelerated vesting upon the reporting person's death, disability or, in the cases of the awards to Messrs. Alburger and Hagan, retirement (each as defined in the Share Incentive Plan).

(d)
Includes dividends and multiplier on RSUs through March 16, 2015.

Share-Based Award Grant Practices

        In 2014, we followed practices for the grant of share-based awards consistent with the manner in which we have historically granted such awards. Among other things, these practices encompass the following principles:

  •
  Annual share-based awards are approved annually by the Compensation Committee at a meeting held promptly after the data required by the compensation formula become available; these meetings are scheduled, and the annual grants are made, without regard to anticipated earnings or other major announcements by the Trust or to whether executive officers or non-employee trustees are in possession of material, non-public information.

  •
  While share-based awards other than annual awards may be granted, such awards will not be made to executive officers if the Compensation Committee is aware that they are in possession of material, non-public information.

  •
  The Compensation Committee has established that options are granted only on the date the Compensation Committee meets to approve the grant and with an exercise price equal to the fair market value on the date of grant.

  •
  Backdating of options is prohibited.

Management Severance Plan

        We have a management severance plan for a group of senior officers, including our named executive officers. Various aspects of this plan are described under "Payments upon Termination Events, Including Following a Change of Control." The management severance plan provides for payments and other benefits to each of the named executive officers if we terminate the executive's employment without cause or if the executive terminates employment for "good reason" within two years following a change of control. The management severance plan also provides that if the total payments to any of our named executive officers under the terms of the management severance plan are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as

amended (the "Code"), we will make an additional payment to certain named executive officers which payment is designed so that, after payment of all excise taxes and any other taxes payable in respect of the additional payment, the named executive officer will retain the same amount as if no excise tax had been imposed. Any officers participating in the management severance plan who were hired after 2011 are not eligible for an excise tax reimbursement. See "Tax Considerations" below for further information regarding the excise tax reimbursement.

Tax Considerations

        Under Section 162(m) of the Code, a publicly-held corporation may not deduct more than $1 million in a taxable year for certain forms of compensation made to the chief executive officer and certain other officers listed on the Summary Compensation Table. Our policy is to seek to preserve the federal income tax deductibility of compensation paid to our executives, and our annual bonus and equity awards have generally been structured to preserve deductibility under Section 162(m). Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if it is in the best interests of our company. We believe that the compensation paid to our executives for 2014 was deductible.

        As noted above, under the management severance plan, we will make additional payments to our named executive officers if payments to them resulting from a change of control are subject to the excise tax imposed by Section 4999 of the Code. We included this provision in the management severance plan in order to enhance the motivation of our named executive officers to further increase shareholder value while remaining employed by us. We believe that these incentives would be frustrated by the possible imposition of the need for our executive officers to pay an excise tax upon the receipt of their change of control benefit under the management severance plan, and we do not believe that the provisions of the management severance plan should provide even a potential disincentive to our named executive officers' pursuit of a change of control that otherwise might be in the best interests of the Trust and its shareholders. Accordingly, we determined to provide payment to reimburse our named executive officers for any excise taxes payable in connection with the change-in-control payment, as well as any taxes that accrue as a result of our reimbursement. We believe that this determination is appropriate given our named executive officers' collective record in seeking to enhance shareholder value.

        However, in April 2011, our Compensation Committee determined to eliminate these tax gross-ups (except with respect to participants in the severance plan who are currently entitled to a gross-up), and thus no new participants in the plan will be entitled to a tax gross-up for excise taxes. Additionally, no new tax gross-ups will be included in any other compensation awards.

Role of Executive Officers in Determining Executive Compensation for Named Executive Officers

        In connection with our 2014 compensation, Pay Governance LLC provided data and Ms. Hosansky, the Trust's Senior Vice President—Human Resources, provided general support to the Compensation Committee to assist it in determining compensation levels. Mr. Hankowsky made recommendations as to named executive officers, but not as to his own compensation. While the Compensation Committee utilized this information, and valued Mr. Hankowsky's observations with regard to other named executive officers, the ultimate decisions regarding executive compensation were made by the Compensation Committee.

Share Ownership Guidelines

Share Ownership of Senior Officers

        Consistent with an emphasis on higher standards of corporate governance, we believe that the investment community values share ownership by senior management and that, by holding an equity position in the Trust, officers demonstrate their commitment to and belief in the long-term profitability of the Trust. Accordingly, the Board believes that ownership of Company shares by officers should be encouraged, and has established ownership guidelines applicable to the Trust's officers at the Senior Vice President level and above.

        The policy states that each covered officer should seek to acquire and maintain a level of ownership of Company common shares (determined based on the fair market value of such shares from time to time as a multiple of the officer's base salary) as follows: Chief Executive Officer: 6x; Chief Financial Officer, Chief Investment Officer, Chief Operating Officer (prior to December 31, 2014 cessation of duties) General Counsel: 3x; and Senior Vice Presidents: 1x.

        The policy stipulates that the covered officers should work toward achieving these levels of ownership with the objective of meeting the requirements within five years of becoming subject to these requirements. Once a covered officer has achieved the targeted level of share ownership, the policy states that he or she (i) should maintain at least that level of ownership for the duration of his or her tenure with the Trust and (ii) should, within three-years after receiving an increase in salary or a promotion, seek to achieve the resulting greater target level of ownership. All senior officers are in compliance with this policy.

        The policy recognizes the following sources of share ownership for purposes of determining whether the above ownership target is satisfied:

  •
  Company common shares acquired by a covered officer, including unvested restricted share awards and restricted stock units;

  •
  Units of limited partnership interest in Liberty Property Limited Partnership; and

  •
  Company common shares owned directly by a covered officer's spouse or minor children who reside with the covered officer, or held in a trust established for estate and/or tax planning purposes that is revocable by the covered officer and/or his or her spouse.

        For purposes of determining whether the ownership target is satisfied, shares underlying outstanding options are not included.

        The policy further mandates that until such time as a covered officer has attained the applicable target ownership level, he or she must retain common shares obtained as a result of a share award, unless the Board otherwise permits.

Share Ownership of Trustees

        The Board believes that trustees should be shareholders and have a financial stake in the Trust. In furtherance of this belief, non-management trustees are paid a portion of their annual fees in the Trust's common shares.

        Additionally, the trustees are expected to own an amount of Company common shares equal in value 6x the annual cash retainer paid to trustees. Our policy stipulates that the trustees should work toward achieving these levels of ownership with the objective of meeting the requirements within five years of becoming a trustee. All trustees are in compliance with this policy.

Perquisites and Other Personal Benefits

        In addition to the components noted above, our compensation program may also include various benefits, such as health insurance plans and pension, profit sharing and retirement plans in which substantially all of the Trust's employees participate. At the present time, the only plans in effect are health, dental, life and disability insurance plans, a 401(k) plan, a flexible spending insurance program, an employee share purchase plan and the severance plan for certain senior officers of the Trust described under "Management Severance Plan."

Summary Compensation Table

        The following table shows, for the years ended December 31, 2014, 2013 and 2012, the compensation paid or accrued by the Trust and its subsidiaries, including the Operating Partnership, to our named executive officers.

Name and Principal Position	Year	Salary	Bonus	Share Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William P. Hankowsky	2014	$669,500	$—	$2,174,174	$535,600	$197,954	$318,180	$3,895,408
President and Chief	2013	$634,125	$—	$1,559,193	$469,200	$317,696	$305,375	$3,285,589
Executive Officer	2012	$575,000	$—	$4,570,283	$460,000	$—	$347,571	$5,952,854
George J. Alburger, Jr.	2014	$441,300	$500	$1,125,232	$213,295	$—	$89,764	$1,870,091
Executive Vice President.	2013	$428,400	$500	$904,754	$207,060	$—	$93,521	$1,634,235
and Chief Financial Officer	2012	$420,000	$500	$1,362,927	$203,000	$—	$138,008	$2,124,435
Robert E. Fenza(5)	2014	$404,481	$500	$672,961	$195,499	$91,797	$71,864	$1,437,102
Executive Vice President	2013	$392,700	$500	$575,271	$189,805	$183,486	$69,240	$1,411,002
and Chief Operating Officer	2012	$385,000	$500	$880,916	$186,083	$224,986	$73,334	$1,750,819
Michael T. Hagan	2014	$357,200	$500	$959,891	$172,646	$—	$71,498	$1,561,735
Chief Investment Officer	2013	$346,800	$500	$747,056	$167,620	$—	$69,604	$1,331,586
	2012	$340,000	$500	$1,099,093	$164,333	$—	$71,937	$1,675,863
Herman C. Fala,	2014	$357,000	$500	$489,102	$172,550	$165,243	$20,142	$1,204,537
General Counsel(6)

(1)
Consists of RSUs granted in 2014 including those RSUs related to 2013 performance objectives and special restricted share awards granted in 2014 valued at the March 17, 2014 share price ($37.26) as follows:

Name	Special Restricted Share Award	2014 Grant	Net Increase After Application of 2013 Multiplier
William P. Hankowsky	10,735	28,749	2,764
George J. Alburger, Jr.	6,710	11,449	685
Robert E. Fenza	—	10,494	627
Michael T. Hagan	6710	9,267	554
Herman C. Fala	—	9,262	—

  A portion of the amounts shown in this column reflects the elections by Messrs. Hankowsky, Alburger, Fenza, Hagan and Fala consistent with a policy adopted by the Trust's Compensation Committee with respect to employee annual performance non-equity incentive compensation, which we sometimes refer to as annual bonus, to receive common shares in lieu of cash for all or part of their annual bonus compensation for 2014, 2013 or 2012 By making such elections, these individuals received shares equal to 120% of the cash value of such bonus or portion thereof, less applicable withholding tax (the "Bonus Value"). Each executive received the number of common shares able to be purchased with the dollar amount of the Bonus Value based on the closing price of the common shares on the New York Stock Exchange on March 16, 2015 ($38.15) for bonuses included in 2014 compensation, March 17, 2014 ($37.26) for bonuses included in 2013 compensation or March 18, 2013 ($39.59) for bonuses included in 2012 compensation. Pursuant to these elections, Messrs. Hankowsky, Alburger, Fenza, Hagan and Fala were awarded 8,803, 8,339, 5,064, 5,697 and 2,764 common shares, respectively, as 2014 compensation, and Messrs. Hankowsky, Alburger, Fenza and Hagan were awarded 13,458, 10,361, 4,740 and 7,235 common shares, respectively, as 2013 compensation, and 8,864, 9,011, 1,736 and 7,163 common shares, respectively, as 2012 compensation. Dividends will be paid on the common shares issued pursuant to such awards. The contractual restrictions on sale related to such awards will expire on March 16, 2016 for the awards made as 2014 compensation and expired on March 17, 2015 for the awards made as 2013 compensation and March 18, 2014 for the awards made as 2012 compensation.

(2)
For information regarding the assumptions made in the valuations of these amounts, see Footnote 15 to the Trust's financial statements for the year ended December 31, 2014 included in the Trust's Annual Report on Form 10-K for that year.

(3)
This column shows amounts of annual performance non-equity incentive compensation for 2014, 2013 and 2012 taken by the named executive officers in cash.

(4)
Consists of:

•
amounts paid by the Trust to purchase term life insurance policies as follows: $3,564, $6,858, $2,322, $2,322 and $6,286 for Messrs. Hankowsky, Alburger, Fenza, Hagan and Fala, respectively, for 2014; $3,564, $6,858, $2,322 and $2,322 for Messrs. Hankowsky, Alburger, Fenza and Hagan, respectively, for 2013; and $3,564, $6,858, $2,322 and $2,322 for Messrs. Hankowsky, Alburger, Fenza and Hagan, respectively, for 2012.

•
dividends paid on unvested shares as follows: $15,297, $9,561 and $9,561 for Messrs. Hankowsky, Alburger and Hagan, respectively, for 2014; and $821, $349, $353 and $464 to Messrs. Hankowsky, Alburger, Fenza and Hagan, respectively, for 2012.

•
unvested reinvested dividends paid on unvested restricted shares on retention awards as follows: $127,801 for Mr. Hankowsky for 2014; $140,257, $13,967 and $1,956 for Messrs. Hankowsky, Alburger and Hagan, respectively, for 2013; and $174,783, $54,015 and $7,562, for Messrs. Hankowsky, Alburger and Hagan, respectively, for 2012;

•
unvested reinvested dividends paid on RSUs as follows: $171,517, $73,344, $69,542, $59,303 and $13,856 for Messrs. Hankowsky, Alburger, Fenza, Hagan and Fala, respectively, for 2014; $161,554, $72,696, $66,918 and $58,611, for Messrs. Hankowsky, Alburger, Fenza and Hagan, respectively, for 2013; and $168,403, $76,786, $70,659 and $61,589 for Messrs. Hankowsky, Alburger, Fenza and Hagan, respectively, for 2012.

(5)
Mr. Fenza will retire from the Company as of March 31, 2015. To facilitate the transition of Mr. Fenza's functions, he ceased to serve as Chief Operating Officer effective December 31, 2014, and is serving in an advisory position from December 31, 2014 until his retirement.

(6)
Mr. Fala joined the Company on January 1, 2014.

Grants of Plan Based Awards

        The following table summarizes plan based awards made to each of the named executive officers for 2014 under the Trust's compensation plans:

					All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)		Grant Date Fair Value of Share and Option Awards(5)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)
							Exercise or Base Price of Option Awards
	Grant Date(1)
Name		Threshold	Target	Maximum
William P. Hankowsky	N/A	$351,488	$769,925	$2,008,500	—	—	—	—
	3/17/2014	—			39,485	—	—	$1,471,211
	3/17/2014	—	—	—	—	130,634	$37.26	$535,599
George J. Alburger, Jr.	N/A	$187,553	$375,105	$750,210	—	—	—	—
	3/17/2014	—	—	—	18,160	—	—	$676,642
	3/17/2014	—	—	—	—	52,023	$37.26	$213,295
Robert E. Fenza.	N/A	$171,904	$343,809	$687,618	—	—	—	—
	3/17/2014	—	—	—	10,494	—	—	$391,006
	3/17/2014	—	—	—	—	47,683	$37.26	$195,500
Michael T. Hagan	N/A	$151,810	$303,620	$607,240	—	—	—	—
	3/17/2014	—	—	—	15,978	—	—	$595,340
	3/17/2014	—	—	—	—	42,109	$37.26	$172,647
Herman C. Fala	N/A	$151,725	$303,450	$606,900	—	—	—	—
	3/17/2014	—	—	—	9,262	—	—	$345,102
	3/17/2014	—	—	—	—	42,085	$37.26	$172,550

(1)
March 17, 2014 represents the date on which the Board of Trustees (i) set the range of potential annual bonus awards for 2014 performance by named executive officers, and (ii) made Awards under the Executive Officer Plan to the named executive officers for 2013. These Awards were determined in reference to the performance established by the Board at its March 18, 2013 meeting. At the March 17, 2014 meeting, the Board also established the range of potential Awards under the Executive Officer Plan for 2014 performance.

(2)
This award reflects the range of potential annual bonus available to be earned by the named executive officer for 2014. The actual amounts earned for 2014 pursuant to the annual bonus program are set forth in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation" (or, where the named executive officer chose to take all or a portion of his annual bonus in the form of restricted shares, under "Share Awards"), and are also set forth in the table below. Each named executive officer's annual bonus is a function of salary, with each named executive officer able to earn a specified percentage of his salary (115% for chief executive officer and 85% for chief operating officer, chief financial officer, chief investment officer and chief legal officer), subject to adjustment based on performance. The base amount of the bonus was calculated in accordance with the two step process discussed under "Compensation Discussion and Analysis—Annual Bonus Program."

  The dollar amounts of the actual awards under the annual bonus program for 2014 performance, determined by the Board at its March 16, 2015 meeting, were as follows:

Name	Dollar Value(a)
William P. Hankowsky	$697,954
George J. Alburger, Jr.	$352,599
Robert E. Fenza	$305,990
Michael T. Hagan	$285,403
Herman C. Fala	$285,243

(a)
See footnote (1) to the Summary Compensation Table for a discussion of the election by some of the named executive officers to receive common shares in lieu of cash for all or part of their annual bonus compensation for 2014.
(3)
This column shows the RSU component of the Awards made under the Executive Officer Plan on March 17, 2014 and special restricted share awards granted in 2014.

(4)
This column shows the share option component of the Awards made under the Executive Officer Plan on March 17, 2014.

(5)
The value of the restricted share awards was based on the closing price of the common shares on the New York Stock Exchange on March 17, 2014 of $37.26. The value of the share options reflects the Black-Scholes value per option ($4.10) as of March 17, 2014, based on:

•
6 year expected life

•
23.7% expected volatility

•
1.6% risk free interest rate

•
5.2% dividend yield

 Outstanding Equity Awards at Fiscal Year-End

        The following table contains information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2014:

	Option Awards						Share Awards
	Number of Securities Underlying Unexercised Options									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options								Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
									Market Value of Shares or Units That Have Not Vested(1)
							Number of Shares or Units That Have Not Vested
					Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
William P. Hankowsky	30,550	—		—	$40.35	3/16/2015	—		—	—		—
	14,982	—		—	$48.54	3/16/2016	—		—	—		—
	18,926	—		—	$49.74	3/19/2017	—		—	—		—
	106,391	—		—	$32.71	3/16/2020	—		—	—		—
	68,668	—		—	$33.77	2/28/2021	—		—	—		—
	35,061	35,061	(2)	—	$34.56	3/16/2022	—		—	—		—
	12,908	51,631	(3)		$39.59	3/18/2023	—		—	—		—
	—	130,634	(4)		$37.26	3/17/2024	108,111	(5)	$4,068,217	72,879	(9)	$2,742,437
George J. Alburger, Jr.	12,590	—		—	$40.35	3/16/2015	—		—	—		—
	6,269	—		—	$48.54	3/16/2016	—		—	—		—
	8,011	—		—	$49.74	3/19/2017	—		—	—		—
	76,720	—		—	$31.20	3/28/2018	—		—	—		—
	52,477	—		—	$32.71	3/16/2020	—		—	—		—
	31,609	—		—	$33.77	2/28/2021	—		—	—		—
	15,472	15,473	(2)	—	$34.56	3/16/2022	—		—	—		—
	5,696	22,785	(3)		$39.59	3/18/2023	—		—	—		—
	—	52,023	(4)		$37.26	3/17/2024	24,001	(6)	$903,158	30,851	(10)	$1,160,923
Robert E. Fenza	12,899	—		—	$40.35	3/16/2015	—		—	—		—
	6,423	—		—	$48.54	3/16/2016	—		—	—		—
	8,125	—		—	$49.74	3/19/2017	—		—	—		—
	3,057	—		—	$32.71	3/16/2020	—		—	—		—
	16,099	—		—	$33.77	2/28/2021	—		—	—		—
	14,183	14,183	(2)	—	$34.56	3/16/2022	—		—	—		—
	5,222	20,886	(3)	—	$39.59	3/18/2023	—		—	—		—
	—	47,683	(4)		$37.26	3/17/2024	11,094	(7)	$417,467	28,268	(11)	$1,063,725
Michael T. Hagan	5,071	—		—	$40.35	3/16/2015	—		—	—		—
	3,917	—		—	$48.54	3/16/2016	—		—	—		—
	6,294	—		—	$49.74	3/19/2017	—		—	—		—
	61,376	—		—	$31.20	3/28/2018	—		—	—		—
	48,726	—		—	$20.32	3/18/2019	—		—	—		—
	41,852	—		—	$32.71	3/16/2020	—		—	—		—
	25,287	—		—	$33.77	2/28/2021	—		—	—		—
	12,526	12,525	(2)	—	$34.56	3/16/2022	—		—	—		—
	4,611	18,445	(3)	—	$39.59	3/18/2023	—		—	—		—
	—	42,109	(4)		$37.26	3/17/2024	19,556	(8)	$735,892	24,972	(12)	$939,696
Herman C. Fala	—	42,085	(4)	—	$37.26	3/17/2024	—		—	9,647	(13)	$363,017

(1)
Value is calculated by multiplying the number of shares subject to vesting by $37.63, the closing price of the common shares on the New York Stock Exchange on December 31, 2014.

(2)
Represents options granted on March 16, 2012 with respect to the fiscal year ended December 31, 2011. Such options became exercisable up to 20% after one year and 50% after two years and will become exercisable 100% after three years.

(3)
Represents options granted on March 18, 2013 with respect to the fiscal year ended December 31, 2012. Such options became exercisable up to 20% after one year and will become exercisable 50% after two years and 100% after three years.

(4)
Represents options granted on March 17, 2014 with respect to the fiscal year ended December 31, 2013. Such options will become exercisable up to 20% after one year, 50% after two years and 100% after three years.

(5)
These shares will vest as follows:

•
13,458 shares on March 17, 2015 (shares granted on March 17, 2014 pursuant to the Trust's bonus program, under which the executive can elect to receive restricted common shares, subject to a one year vesting period, in lieu of a portion of his annual bonus); and

•
10,735 shares granted on May 17, 2014, vesting in equal installments on the first five anniversaries of the date of grant.

Of the remaining shares, 67,006 will vest on March 16, 2017. These shares consist of 57,870 shares granted under the Share Incentive Plan as well as 9,136 shares accrued in connection with the Trust's quarterly dividend since the date of grant. The purpose of the award is to act as an incentive that will both encourage the achievement of significant operational goals, as well as to enhance the Trust's ability to retain Mr. Hankowsky's services. Dividends are paid on the full amount of the shares, without regard to vesting, from the date of grant, and are automatically reinvested, through the Trust's Dividend Reinvestment and Share Purchase Plan, in common shares, which are subject to the restrictions described above.

  Additionally, represents 16,912 earned RSUs. See footnote (9).

(6)
These shares will vest as follows:

•
10,361 shares on March 17, 2015 (shares granted on March 17, 2014 pursuant to the Trust's bonus program, under which the executive can elect to receive restricted common shares, subject to a one year vesting period, in lieu of a portion of his annual bonus); and

•
6,710 shares granted on May 17, 2014, vesting in equal installments on the first five anniversaries of the date of grant.

Additionally, represents 6,930 earned RSUs. See footnote (10).

(7)
These shares will vest as follows:

•
4,740 shares on March 17, 2015 (shares granted on March 17, 2014 pursuant to the Trust's bonus program, under which the executive can elect to receive restricted common shares, subject to a one year vesting period, in lieu of a portion of his annual bonus).

Additionally, represents 6,354 earned RSUs. See footnote (11).

(8)
These shares will vest as follows:

•
7,235 shares on March 17, 2015 (shares granted on March 17, 2014 pursuant to the Trust's bonus program, under which the executive can elect to receive restricted common shares, subject to a one year vesting period, in lieu of a portion of his annual bonus); and

•
6,710 shares granted on May 17, 2014, vesting in equal installments on the first five anniversaries of the date of grant.

Additionally, represents 5,611 earned RSUs. See footnote (12).

(9)
Represents 89,791 RSUs, 26,620 granted on March 16, 2012, 26,587 granted on March 18, 2013 and 28,750 granted on March 17, 2014, as well as dividends of an aggregate of 7,834 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant, less 16,912 earned RSUs included in footnote (5).

(10)
Represents 37,781 RSUs, 11,748 granted on March 16, 2012, 11,201 granted on March 18, 2013 and 11,450 granted on March 17, 2014, as well as dividends of an aggregate of 3,382 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant, less 6,930 earned RSUs included in footnote (6).

(11)
Represents 34,622 RSUs, 10,768 granted on March 16, 2012, 10,267 granted on March 18, 2013 and 10,494 granted on March 17, 2014, as well as dividends of an aggregate of 3,093 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant, less 6,354 earned RSUs included in footnote (7).

(12)
Represents 30,583 RSUs, 9,510 granted on March 16, 2012, 9,067 granted on March 18, 2013 and 9,268 granted on March 17, 2014, as well as dividends of an aggregate of 2,738 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant, less 5,611 earned RSUs included in footnote (8).

(13)
Represents 9,262 RSUs granted on March 17, 2014, as well as dividends of an aggregate of 385 shares accrued in connection with the Trust's quarterly dividends to shareholders since date of grant.

Option Exercises and Shares Vested

        The number of shares acquired and the value realized on vesting of share awards for each of the named executive officers during 2014 are set forth in the following table. During 2014, none of our named executive officers exercised any options.

	Share Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
William P. Hankowsky	40,917	$1,524,567
George J. Alburger, Jr.	23,765	$885,484
Robert E. Fenza.	15,383	$573,171
Michael T. Hagan	18,966	$706,673
Herman C. Fala	—	—

 Equity Compensation Plan Information

        The following table provides information regarding our compensation plans under which our equity securities are authorized for issuance. The information provided is as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1 of this table)(1)
Equity Compensation Plans Approved by Security Holders	2,492,770	$36.48	6,100,098
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	2,492,770	$36.48	6,100,098

(1)
Does not reflect restricted shares and options awarded in 2015 with respect to the fiscal year ended December 31, 2014. Taking into account restricted shares and options subject to awards under the LTI and Executive Officer Plan made on March 16, 2015, the numbers listed above would be as follows: 2,845,553 (number of shares to be issued); $36.32 (weighted-average price); and 5,436,051 (number of securities remaining available).

Payments upon Termination Events, Including Following a Change of Control

        The Trust has a management severance plan for a group of senior officers of the Trust, including Messrs. Hankowsky, Alburger, Fenza (through 2014), Hagan and Fala. The management severance plan applies in the event of terminations following a change of control, as defined in the plan and described below. For other termination events, the named executive officers are covered by the Company's termination policies applicable generally to all employees.

        The tables below reflect the amounts that would be payable to the named executive officers upon various termination events, including pursuant to the management severance plan. These tables show the amount of compensation payable to each of the named executive officers in the event of termination of such executive's employment, in each of the following cases: termination by the Trust not for Cause, retirement, in the event of death or disability and, as covered by the management severance plan, following a change of control. The amounts indicated are based on the assumption that the termination occurred as of December 31, 2014, on which date the closing price of the common shares on the New York Stock Exchange was $37.63. Actual amounts payable would vary based on the date of the named executive officer's termination and can only be finally determined at that time.

Payments Made Upon Termination by Trust Not for Cause

        Regardless of the manner in which a named executive officer's employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

  •
  unused vacation pay;

  •
  salary times multiple based on years of service

Payments Made Upon Retirement

        Under the terms of the agreements pursuant to which the named executive officers have been granted their options, restricted shares and restricted share units, the vesting of unvested options,

restricted shares or restricted share units at the retirement of the named executive officer is generally based upon a sliding scale taking into account the named executive officer's age and length of service to the Trust. The following table illustrates this scale:

Age	Minimum Years of Service to Trust	Amount to Vest
55 - 56	10	Options and restricted shares that would have vested in accordance with their terms during the 12 month period after the named executive officer's retirement shall vest as of the date of retirement
57 - 58	8	Options and restricted shares that would have vested in accordance with their terms during the 24 month period after the named executive officer's retirement shall vest as of the date of retirement
59 - 60	6
		Options that would have vested in accordance with their terms during the 24 month period after the named executive officer's retirement shall vest as of the date of retirement; restricted shares that would have vested in accordance with their terms during the 36 month period after the named executive officer's retirement shall vest as of the date of retirement
61 - 62	4	Options and restricted shares that would have vested in accordance with their terms during the 48 month period after the named executive officer's retirement shall vest as of the date of retirement
63 - 64	2	Options and restricted shares that would have vested in accordance with their terms during the 60 month period after the named executive officer's retirement shall vest as of the date of retirement
65 or more	—	All options and restricted shares not vested at the date of retirement shall vest as of the date of retirement

        As of December 31, 2014, the named executive officers were the following ages and had the following years of service to the Trust:

Name	Age	Years of Service
William P. Hankowsky	63	14
George J. Alburger, Jr.	67	19
Robert E. Fenza	57	30
Michael T. Hagan	57	25
Herman C. Fala	65	1

        The options that become exercisable upon retirement, along with any other options that were already exercisable on the date of retirement, may be exercised until the date that is 36 months after the date of retirement.

Payments Made Upon Death or Disability

        In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading "Payments Made Upon Termination by Trust Not for Cause" above, all unvested options and restricted shares owned by the named executive officers will vest immediately. In the case of options, the options will remain exercisable until the date that is 36 months after the date of termination of the named executive officer's employment with the Trust due to his death or disability.

Payments Made Upon a Termination Following a Change of Control

        Pursuant to the management severance plan, if an executive's employment is terminated within two years following a change of control (other than termination by the Trust for cause or by reason of death or disability) or if the executive terminates his employment in certain circumstances defined in the agreement which constitute "good reason":

  •
  the named executive officer will receive:

  •
  a lump sum severance payment of 2.99 times the sum of the executive's current annual base salary plus the largest annual performance bonus paid to him over the previous five years;

  •
  a lump sum amount representing a pro rata portion, through the date of termination, of unpaid performance bonus for the year in which the termination occurs, assuming achievement of the target level of the performance goals;

  •
  a lump sum amount equal to the Trust's maximum contribution under the 401(k) plan for a period of three-years, including the year in which termination occurs;

  •
  with respect to certain executive officers, an amount equal to the excise tax charged to the named executive officer as a result of the receipt of any change-of-control payments (though in April 2011, our Compensation Committee determined to eliminate tax gross-ups (which are reimbursement payments for exercise tax imposed by Section 4999 of the Code made to a named executive officer that would put such named executive officer in the same financial position after the application of the excise tax as he would have been in if the excise tax did not apply to such amounts), except with respect to participants in the severance plan who are currently entitled to a gross-up, and thus no new participants in the plan will be entitled to a tax gross up for excise taxes); and

  •
  continuation of employee group benefits coverage for a period of three-years after the date of termination.

  •
  all options, restricted shares and restricted share units held by the executive, as well as contributions previously made by the Trust to the individual's account under the 401(k) plan, will automatically vest

        Under the Management Severance Plan, a change of control is deemed to occur on:

  •
  the date of on which shareholders of the Trust (or the Board, if shareholder approval is not required) approve a plan to dissolve or liquidate the Trust;

  •
  the date on which transactions contemplated by an agreement to sell or dispose of substantially all of the Trust's assets are consummated, other than a transaction in which holders of the Trust's shares just prior to the transaction will have at least 50% of the voting power of the acquiring entity's voting securities just after the transaction (without regard to such holder's ownership of the acquiring entity's voting securities immediately before or contemporaneously with such transaction), which voting securities are to be held by such holders just after the transaction in substantially the same proportion among themselves as just prior to the transaction;

  •
  the first date on which (i) transactions contemplated by an agreement to merge or consolidate the Trust with or into another entity (or to merge the other entity with or into the Trust) are consummated, other than a transaction in which holders of the Trust's shares just prior to the transaction will have at least 50% of the voting power of the surviving entity's voting securities just after the transaction (without regard to such holder's ownership of the acquiring entity's voting securities immediately before or contemporaneously with such transaction), which voting securities are to be held by such holders just after the transaction in substantially the same proportion among themselves as just prior to the transaction and (ii) those who were board members just prior to the merger or consolidation cease to constitute a majority of the Board;

  •
  the date on which any entity, person or group (excluding the Trust, any of its subsidiaries, or any employee benefit plan sponsored or maintained by the Trust or any of its subsidiaries) has become the beneficial owner of, or has obtained voting control over, more than 20% of the outstanding shares (without regard to any contractual or other restriction on the conversion or other exchange of securities into or for shares); or

  •
  the first day after which a majority of the Board has been a member of the Board for less than two years, unless the nomination for election of each new trustee (who was not a trustee at the beginning of such two-year period) was approved by a vote of at least 2/3 of the trustees then in office who were trustees at the beginning of such period.

William P. Hankowsky

	Termination by Trust Not For Cause	Retirement	Death or Disability	Termination Within Two Years Following a Change of Control
Cash Severance	$528,644	$140,338	$140,338	$4,993,436
Value of Accelerated Share-Based Awards	—	662,396	1,066,368	6,745,640
Excise Tax Gross-Up	—	—	—	—

Total	$528,644	$802,734	$1,206,706	$11,739,076

George J. Alburger, Jr.

	Termination by Trust Not For Cause	Retirement	Death or Disability	Termination Within Two Years Following a Change of Control
Cash Severance	$577,532	$215,558	$215,558	$2,839,822
Value of Accelerated Share-Based Awards	—	709,116	709,116	2,130,786
Excise Tax Gross-Up	—	—	—	—

Total	$577,532	$924,674	$924,674	$4,970,608

Robert E. Fenza

	Termination by Trust Not For Cause	Retirement	Death or Disability	Termination Within Two Years Following a Change of Control
Cash Severance	$528,925	$122,122	$122,122	$2,528,854
Value of Accelerated Share-Based Awards	—	239,551	239,551	1,542,410
Excise Tax Gross-Up	—	—	—	—

Total	$528,925	$361,673	$361,673	$4,071,264

Michael T. Hagan

	Termination by Trust Not For Cause	Retirement	Death or Disability	Termination Within Two Years Following a Change of Control
Cash Severance	$562,851	$203,329	$203,329	$2,355,436
Value of Accelerated Share-Based Awards	—	578,769	578,769	1,729,608
Excise Tax Gross-Up	—	—	—	1,361,240

Total	$562,851	$782,098	$782,098	$5,446,284

Herman C. Fala

	Termination by Trust Not For Cause	Retirement	Death or Disability	Termination Within Two Years Following a Change of Control
Cash Severance	$38,243	$10,298	$10,298	$2,028,332
Value of Accelerated Share-Based Awards	—	15,571	15,571	378,579
Excise Tax Gross-Up	—	—	—	—

Total	$38,243	$25,869	$25,869	$2,406,911

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Exchange Act, the Trust's executive officers and trustees, and persons beneficially owning more than 10% of the common shares, are required to file with the Securities and Exchange Commission reports of their initial ownership and changes in ownership of common shares. The Trust believes that during 2014, its executive officers and trustees who were required to file reports under Section 16(a) complied with such requirements in all material respects.

 TRUSTEE COMPENSATION

        The following table shows the compensation paid to the members of the Trust's Board of Trustees for the year ended December 31, 2014

Name	Fees Earned or Paid in Cash	Share Awards(1)(2)	Option Awards(1)(2)	All Other Compensation	Total
Frederick F. Buchholz	$75,000	$42,000	$23,700	—	$140,700
Thomas C. DeLoach, Jr.	$81,000	$42,000	$23,700	—	$146,700
Katherine E. Dietze	$70,500	$42,000	$23,700	—	$136,200
Antonio F. Fernandez(3)	$12,334	—	—	—	$12,334
Daniel P. Garton	$106,000	$42,000	$23,700	—	$171,700
M. Leanne Lachman	$74,500	$42,000	$23,700	—	$140,200
David L. Lingerfelt	$81,000	$42,000	$23,700	—	$146,700
Stephen D. Steinour(4)	$34,500	—	—	—	$34,500
Fredric J. Tomczyk(5)	$5,666	—	—	—	$5,666

(1)
The aggregate numbers of shares issuable upon the exercise of options to purchase shares for the trustees outstanding as of December 31, 2014 are as follows: Mr. Buchholz (options to purchase 53,500 shares); Mr. DeLoach (options to purchase 43,500 shares); Ms. Dietze (options to purchase 23,500 shares); Mr. Garton (options to purchase 53,500 shares); Ms. Lachman (options to purchase 53,500 shares); Mr. Lingerfelt (options to purchase 53,500 shares); and Mr. Steinour (options to purchase 22,500 shares).

(2)
The grant date fair values of the share awards and option awards made to each of the non-employee trustees in 2014 were $37.26 and $3.95, respectively.

(3)
Mr. Fernandez joined the Board in November 2014.

(4)
Mr. Steinour served on the Board through the Annual Meeting of Shareholders in 2014.

(5)
Mr. Tomczyk joined the Board in November 2014.

        In 2014, trustees who were not also officers and full-time employees of the Trust were compensated in accordance with the following policy. These trustees received an annual trustee fee in the amount of $40,000 in cash, and restricted common shares with a grant date fair value of $42,000. The Lead Independent Trustee received an additional $30,000 for performing the duties and responsibilities of that position. Additionally, trustees received a fee of $1,500 for each Board meeting that such trustee attends in person or telephonically; however, trustees receive a fee of $500 for teleconference Board meetings if such meetings address only routine matters, and for participation in any informational call held to supplement the regularly scheduled Board meetings. Trustees are entitled to receive a fee of $5,000 for each committee on which they serve, a fee of $1,000 for each committee meeting they attend in person and a fee of $500 for each committee meeting attended by teleconference. The Chair of the Audit Committee receives an additional annual fee of $15,000, and the Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee each receive an additional annual fee of $9,000. Additionally, all trustees are entitled to be reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust are not entitled to receive any separate compensation for service as a trustee.

        Also under this compensation policy, pursuant to the Trust's Share Incentive Plan, for years through and including 2014, each non-employee trustee who was in office on June 23 of the applicable year, received a grant on that date of a 10-year option to purchase 6,000 common shares, exercisable at a price equal to the fair market value of the common shares on such date. Such options vest over a three-year period beginning with the date of grant as follows: 20% vesting upon the first anniversary of the grant, an additional 30% vesting upon the second anniversary of the grant, and the remaining 50% vesting upon the third anniversary of the grant, with vesting on death, disability or (subject to age and years of service) retirement, in accordance with the current grant agreement governing the options.

        Commencing with 2015, in order to reflect practices of peer companies, the grant of options to non-employee trustees will be discontinued and will be replaced with an additional grant of restricted share units having a value of $45,500 at the date of issue. The shares so issued in lieu of options will vest over a 3-year period in the same manner as the options being replaced, i.e., 20% vesting upon the first anniversary of the grant, an additional 30% vesting upon the second anniversary of the grant, and the remaining 50% vesting upon the third anniversary of the grant, with vesting on death, disability or (subject to age and years of service) retirement, in accordance with the same terms as the current grant agreement governing the options.

 PROPOSAL 3—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young LLP has audited the Trust's financial statements since the Trust's inception. The Audit Committee of the Board of Trustees has selected Ernst & Young LLP as the Trust's independent registered public accounting firm for the fiscal year ending December 31, 2015.

        Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees billed to the Trust by Ernst & Young LLP

        Ernst & Young was the Trust's independent registered public accounting firm for the fiscal years ended December 31, 2014 and 2013.

        Audit Fees.    Fees for audit services rendered to the Trust and the Operating Partnership by Ernst & Young LLP for the fiscal years ended December 31, 2014 and 2013 were $933,300 and $1,517,690, respectively. These services included (i) the audit of the Trust's and the Operating Partnership's annual financial statements and internal control over financial reporting, (ii) the reviews of the financial statements included in the Trust's and the Operating Partnership's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30 and (iii) consents on the Trust's and the Operating Partnership's Forms S-3.

        Audit-Related Fees.    Fees for audit-related services that were reasonably related to the performance of the 2014 and 2013 audits or reviews of the financial statements of the Trust and the Operating Partnership and are not reported under the preceding paragraph totaled $203,000 and $70,813, respectively. These fees were for accounting and due diligence related to the Cabot Acquisition and attest services relating to required reporting to the United States Environmental Protection Agency.

        Tax Fees.    Fees billed to the Trust and the Operating Partnership by Ernst & Young LLP during 2014 and 2013 for professional services rendered for tax compliance, tax advice and tax planning totaled $234,219 and $300,273, respectively.

        All Other Fees.    All other fees billed to the Trust and the Operating Partnership by Ernst & Young LLP during 2014 and 2013 were for audit and tax services on certain unconsolidated joint ventures during 2014 and 2013 equaling $360,257 and $405,871, respectively. These fees were paid by the respective joint venture partnerships.

        All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit and Non-Audit Services Pre-Approval Policy provides for (i) general pre-approval of certain specified services and (ii) specific pre-approval of all other permitted services, as well as proposed services exceeding pre-approved cost levels. The policy authorizes the Audit Committee to delegate pre-approval authority with respect to permitted services to one or more of its members.

        For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission's rules on auditor independence. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Trust's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Trust's ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

        Shareholder ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm is not required by the Trust's Bylaws or any other applicable legal requirement. However, the Board of Trustees is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Trustees will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Trustees at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Trust and the shareholders.

        The Audit Committee has considered whether Ernst & Young LLP's provision of services other than professional services rendered for the audit and review of the Trust's annual financial statements is compatible with maintaining Ernst & Young LLP's independence, and has determined that it is so compatible.

Recommendation and Required Vote

        The Board of Trustees recommends a vote FOR ratification of Ernst & Young LLP as the Trust's independent registered public accounting firm for the fiscal year ending December 31, 2015. Ratification requires the affirmative vote of a majority of all the votes cast at the Meeting.

 POLICY FOR APPROVING RELATED PARTY TRANSACTIONS

        Our Codes of Conduct for Trustees and for named executive officers mandate that officers and trustees bring promptly to the attention of our General Counsel any transaction or series of transactions that may result in a conflict of interest between that person and the Trust. Following any disclosure, our General Counsel will then review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or trustee in question. After this review, the Chairman of the Audit Committee and the General Counsel determine whether the matter should be brought to the Audit Committee or the full Board of Trustees for approval. In considering any such transaction, the Audit Committee or the Board of Trustees, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Trust to engage in the transaction, whether the terms of the transaction are arm's length and the overall fairness of the transaction to the Trust. If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Trust's financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Committee is responsible for oversight of this function. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements and management's assessment of internal control over financial reporting in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements in accordance with U.S. generally accepted accounting principles, the firm's judgments as to the quality, not just the acceptability, of the Trust's accounting principles and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board, including those required to be discussed with the Committee by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board. The Committee has discussed with the independent registered public accounting firm the firm's independence from management and the Trust, including the matters in the written disclosures required by Independence Rule No. 3526, and has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Rule No. 3526. In addition, the Committee has considered the effect of the independent registered public accounting firm's provision of non-audit services on the audit and considers such services compatible with the independent registered public accounting firm's maintenance of independence.

        The Committee discussed with the Trust's internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee pre-approved all audit and non-audit services provided by the independent registered public accounting firm in accordance with the Audit and Non-Audit Services Pre-Approval Policy adopted by the Committee. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Trust's internal controls, and the overall quality of the Trust's financial reporting.

        The Committee also approves the compensation and annual selection of the independent registered public accounting firm, and is involved in the selection of the accounting firm's lead engagement partner on the Company's account.

        During 2014, management completed the documentation, testing and evaluation of the Trust's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Committee meeting. At the conclusion of the process, management provided the Committee with a report on the effectiveness of the Trust's internal control over financial reporting. The Committee also reviewed the report of management contained in the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission, as well as Ernst & Young LLP's Reports of Independent Registered Public Accounting Firm (included in the Trust's Annual Report on Form 10-K) and reports related to its audits of the consolidated financial statements and the effectiveness of internal control over financial reporting. The Committee continues to oversee the Trust's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2015.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Audit Committee

Daniel P. Garton (Chair)
Frederick F. Buchholz
Katherine E. Dietze
M. Leanne Lachman
Fredric J. Tomczyk

        The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

 REPORT OF THE CORPORATE GOVERNANCE
AND NOMINATING COMMITTEE

        The Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board.

        The Corporate Governance and Nominating Committee has developed and the Board has adopted the Trust's corporate governance guidelines, which are posted under the "Investors" section of the Trust's web site at www.libertyproperty.com. Copies are also available without charge at the written request of any shareholder of the Trust. Such requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Corporate Governance and Nominating Committee

David L. Lingerfelt (Chair)
Thomas C. DeLoach, Jr.
Katherine E. Dietze
Antonio F. Fernandez
M. Leanne Lachman

        The Report of the Corporate Governance and Nominating Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee oversees the Trust's executive compensation process on behalf of the Board of Trustees. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Compensation Discussion and Analysis.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2014.

Compensation Committee

Thomas C. DeLoach, Jr. (Chair)
Frederick F. Buchholz
Antonio F. Fernandez
David L. Lingerfelt
Fredric J. Tomczyk

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee was an officer or employee of the Trust or its subsidiaries during 2014, was formerly an officer of the Trust or its subsidiaries, or had any relationship with the Trust since the beginning of 2014 that requires disclosure under applicable Securities and Exchange Commission regulations.

 MATTERS RELATED TO RISK

The Board's Role in Risk Oversight

        The Board's role in the Trust's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Trust, including operational, financial, legal and regulatory and strategic risks. The Board also works to oversee risk through its consideration and authorization of significant matters, such as major strategic, operational and financial initiatives and its oversight of management's implementation of those initiatives.

        In particular, the Audit Committee is tasked pursuant to its charter to "discuss with management the Company's major policies with respect to risk assessment and risk management." As appropriate, the Chair of the Audit Committee reports to the full Board on the activities of the Audit Committee in this regard, allowing the Audit Committee and the full Board to coordinate their risk oversight activities.

        In its risk oversight capacity, the Board and the Audit Committee engage in various practices, including, without limitation:

  •
  review and consideration of reports from and information provided by management to the Board and its committees on topics relating to the risks that the Trust faces, including, without limitation, the conditions in markets in which the Trust operates or is considering operating, tenant concentrations and credit worthiness, leasing activity and expirations, the status of current and anticipated development projects, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, potential risks relating to data breaches and cybersecurity, existing and potential legal claims against the Trust and various other matters relating to the Trust's business;

  •
  the required approval by the Board or the applicable committee of the Board of significant transactions and other decisions, including, among others, acquisitions and dispositions of properties, development projects and new borrowings;

  •
  the direct oversight of specific areas of the Trust's business by the Compensation, Audit and Corporate Governance and Nominating Committees; and

  •
  review and consideration of reports from and information provided by the Trust's auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Trust's compensation practices, qualification of the Trust as a REIT for tax purposes and the Trust's internal control over financial reporting.

        The Audit Committee is specifically responsible for discussing the guidelines and policies that govern the process by which the Trust's exposure to risk is assessed by management. As part of this process, the Audit Committee regularly assesses risks faced by the Trust in a manner designed to identify and analyze risks to achieving the Trust's business objectives. The results of these risk assessments are then discussed with management. In addition, as one component of the Trust's anti-fraud program, the Trust, under the supervision of the Audit Committee, established a hotline available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

Risk Considerations in our Compensation Program

        Our Compensation Committee has considered the concept of risk as it relates to our compensation program. While behavior that may result in inappropriate risk taking cannot necessarily be prevented by the structure of compensation practices, we believe that our compensation policies or practices do not create risks that are reasonably likely to have a material adverse effect on us. In our

"Compensation Discussion and Analysis," we discuss in general the compensation policies and practices that are applicable to our named executive officers. We believe that because these policies and practices, as well as the policy and practices utilized with respect to our more senior employees, incorporate variable compensation elements that focus on our overall financial performance, risky behavior by any of our individual employees is disincentivized. We also have in place various operational controls, such as senior management review of significant leases and contracts, that we believe would aid in preventing the implementation of risky business arrangements.

        Compensation to our executive officers and senior employees is comprised of both fixed and incentive-based elements. The fixed compensation (i.e., regular salary) provides reliable, foreseeable income that mitigates the focus of our employees on the immediate financial performance of our company or its stock price, encouraging them to make decisions in our best long-term interests. The incentive components are designed to be sensitive to both our short- and long-term performance and stock price. In combination, we believe that our compensation structures do not encourage our officers and employees to take unnecessary or excessive risks in performing their duties. Contributing to this belief is the fact that our compensation structure has been structured substantially as it is now for a number of years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

 CORPORATE GOVERNANCE

Board Leadership Structure

        The Board, guided by the Corporate Governance and Nominating Committee, periodically monitors best practices in corporate governance, and as appropriate, considers and implements changes to the Trust's governance structure in order to reflect these best practices. As discussed below, in early 2014 this led to the Board electing a Lead Independent Trustee to supplement the leadership of the Board.

        Since the Trust's inception, it has had a board leadership structure under which the Chief Executive Officer also serves as Chairman of the Board. The Trust believes that it has been well-served by this structure and that the structure facilitates strong, clear and cohesive leadership, with a single person setting the tone and having the ultimate responsibility for all of the Trust's operating and strategic functions, thus providing unified leadership and direction for the Board and executive management.

        Currently, Mr. Hankowsky serves in these dual capacities, as he has since June 2003, when he was named Chairman in addition to his role as Chief Executive Officer, which he has held since January 2003. While the Board does not believe that the roles of Chairman and Chief Executive Officer must always be combined, and reserves the right to reconsider the issue as it deems appropriate, it intends to continue the current arrangement for the foreseeable future.

        Early in 2014, the Board, guided by the Corporate Governance and Nominating Committee, determined that it was in the best interests of the Trust and the shareholders for the Board to name a Lead Independent Trustee and, on March 26, 2014, elected Daniel P. Garton to fulfill that role. The Board believes that a Lead Independent Trustee will help to facilitate active and effective oversight by the independent trustees of the Trust's operations and strategic initiatives, including the risks that may be attendant thereto. As set forth in the Trust's corporate governance guidelines, the specific responsibilities of the Lead Independent Trustee include:

  •
  serve as liaison between the Chairman and the independent trustees;

  •
  preside at all meetings at which the Chairman is not present including executive sessions of the non-employee trustees and apprise the Chairman of the issues considered;

  •
  approve Board meeting agendas and, in consultation with the Chairman and the non-employee trustees, approve Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

  •
  approve the type and facilitate the timely dissemination of information to be provided to trustees for Board meetings;

  •
  be available for consultation and direct communication with the Company's shareholders on behalf of the non-employees trustees;

  •
  to have the authority to call meetings of the non-employee trustees and set the agenda for any such meeting;

  •
  in the event of the death or incapacity of the Chairman, become the acting Chairman until a new Chairman is selected by the Board; and

  •
  perform such other duties as the Board may from time to time designate.

        Our Board is comprised of eight independent trustees and Mr. Hankowsky. Each of the trustees is a sophisticated and seasoned business person experienced in board processes and knowledgeable regarding matters of corporate governance, and has substantial leadership experience in his or her field.

For additional information about the backgrounds and qualifications of our directors, see "Proposal 1—Election of Trustees and Continuing Trustees."

Independence of Trustees

        The Board has conducted a review of the independence of the trustees under the standards for independence established by the New York Stock Exchange. During this review, the Board considered any transactions and relationships between a trustee or member of that trustee's immediate family and the Trust and its subsidiaries and affiliates. The Board also examined any transactions and relationships between trustees or their affiliates and members of the Trust's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the trustee is independent. Taking into account the review, the Board has determined that each of the trustees, other than Mr. Hankowsky, meets these standards, and is independent.

        In connection with the Board's annual affirmative determination as to the independence of the members of the Board, the Board considered the following matters: Ms. Dietze sits on the Board of Directors of Cowen Group, Inc., whose analysts cover the Company. Ms Dietze has no role in or influence over the analyst reports of Cowen Group, Inc. Ms. Dietze's husband is the Chief Investment Officer of Travelers Insurance, which from time to time has held debt and equity securities of the Company. Mr. Tomczyk is the President and CEO of TD Ameritrade Holdings Corporation. TD Bank, which owns 41% of TD Ameritrade Holdings Corporation, is one of 15 participants in the Company's unsecured line of credit. Mr. Tomczyk is not involved in the management of TD Bank and does not participate in the lending decisions of TD Bank. The Committee determined that the above circumstances do not cause Ms. Dietze or Mr. Tomczyk to fail any of the tests for independence as set forth in Rule 303A.02(b) of the New York Stock Exchange Listed Company Manual, and they did not constitute a material relationship.

Code of Conduct

        The Trust has a code of conduct for its chief executive officer and senior financial officers, including the Trust's principal financial officer and our principal accounting officer or controller within the meaning of the Securities and Exchange Commission regulations adopted under the Sarbanes-Oxley Act of 2002. The code of conduct is posted under the "Investors" section of the Trust's web site at www.libertyproperty.com.

        In addition, shareholders may request a copy of the code of conduct by directing a written request to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Trustee Attendance at Annual Meetings

        The Trust encourages all of the trustees to attend the annual meeting of shareholders. The 2014 Annual Meeting of Shareholders was attended by all of the trustees with the exception of one trustee who was unable to attend due to a death in the trustee's family.

Communications with Shareholders

        The Trust provides the opportunity for shareholders to communicate with the members of the Board. In this regard, the Board of Trustees has also adopted a process by which shareholders and other interested parties may communicate with the independent trustees or the chairperson of any of the committees of the Board of Trustees by e-mail or regular mail. Communications by e-mail should be sent to hfala@libertyproperty.com. Communications by regular mail should be sent to the attention of the Chairperson, Audit Committee, Chairperson, Compensation Committee, or Chairperson,

Corporate Governance and Nominating Committee, or to the independent trustees as a group to the Lead Independent Trustee, c/o the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

        All communications received in accordance with this process will be reviewed by the Trust's management to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate trustee or trustees. However, management reserves the right, with the concurrence of the Lead Independent Trustee, to disregard any communication that it determines to be unduly hostile, threatening, illegal, not reasonably to relate to the Trust or its business, or to be otherwise inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Shareholder Nominations for Trustees

        Shareholder nominations for election to the Board of Trustees should be sent to the attention of the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement, describe the nominee's qualifications and be accompanied by the nominee's written statement of willingness and affirmative desire to serve representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in the Trust's By-laws.

        Nominees proposed by shareholders will be considered using the same criteria and in the same manner utilized by the Corporate Governance and Nominating Committee of the Board of Trustees in considering all nominees for election to the Board. See "Committees of the Board of Trustees—Corporate Governance and Nominating Committee."

Meetings of Non-Management and Independent Trustees

        The Board has scheduled executive sessions of the Board of Trustees, attended by only the independent trustees, for each Board meeting. The Lead Independent Trustee presides over these sessions.

PROPOSALS OF SECURITY HOLDERS

        All proposals of any shareholder of the Trust that such shareholder wishes to be presented at the 2016 Annual Meeting of Shareholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Trust at its principal executive offices no later than December 4, 2015 to be considered for inclusion in such proxy statement and form of proxy. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement. A proposal which does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management's proxy soliciting material for the 2016 Annual Meeting of Shareholders.

        A shareholder of the Trust may wish to have a proposal presented at the 2016 Annual Meeting of Shareholders, but not to have such proposal included in the Trust's proxy statement and form of proxy relating to that meeting. Pursuant to Section 13(a)(2) of the Trust's By-laws, notice of any such proposal must be received by the Trust between February 12, 2016 and March 13, 2016. If it is not received during this period, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

 SOLICITATION OF PROXIES

        The cost of the solicitation of proxies will be borne by the Trust. In addition to the use of the mail, solicitations may be made by telephone and personal interviews by officers, trustees and regularly engaged employees of the Trust. The Trust may engage a proxy solicitor to distribute the Trust's shareholder materials and solicit proxies. The Trust may agree to pay a fee for such services and to reimburse the solicitor for all reasonable disbursements. Any such fee is estimated to be approximately $15,000. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this proxy statement to the beneficial owners of the shares held of record by such persons, and the Trust will reimburse them for their charges and expenses in this connection.

ANNUAL REPORT ON FORM 10-K

        The Trust will provide without charge to each person solicited by this proxy statement, at the written request of any such person, a copy of the Trust's Annual Report on Form 10-K (including the financial statements and the schedules thereto) as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement and the Trust's 2014 Annual Report on Form 10-K may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee.

        Upon written or oral request to Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement, or via telephone to the Investor Relations department at 610-648-1710, the Trust will promptly provide separate copies of the 2014 Annual Report on Form 10-K and/or this proxy statement. Shareholders sharing an address who are receiving multiple copies of this proxy statement and/or the 2014 Annual Report on Form 10-K and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

DIRECTIONS TO THE SITE OF THE ANNUAL MEETING

        From Philadelphia International Airport (PHL):    Follow I-95 North to exit #22 for Central Philadelphia/Route 676 West (left exit). Off the ramp, follow 676 West (Vine Street Expressway) to the Benjamin Franklin Parkway/Museum Area exit. At top of ramp, turn right onto 22nd Street. Go one block to the first traffic light and turn right onto Benjamin Franklin Parkway. Go through two traffic lights and enter the traffic circle. The Hotel is halfway around the circle on the right at 18th Street and Benjamin Franklin Parkway.

        From 76 East (Valley Forge):    Follow 76 East and all signs for Central Philadelphia. Take exit #344 for Route 676 East (left exit). Almost immediately you will exit to the right, marked as 23rd Street/Benjamin Franklin Parkway. Follow this exit ramp straight (you will be on Winter Street) to the third traffic light (the intersection of Winter and 20th Street). Cross the intersection and merge into the traffic circle, stay right. The Hotel is halfway around the circle on the right at the intersection of 18th Street and the Benjamin Franklin Parkway.

        From New York or New Jersey:    Take exit #4 off the New Jersey Turnpike. Follow 73 North to 38 West. Follow 38 West to 30 West. Follow signs and cross over Benjamin Franklin Bridge. Over the bridge, follow signs for 676 West. Take 676 West (Vine Street Expressway) to Benjamin Franklin Parkway/Museum Area exit. At the top of the ramp, turn right onto 22nd Street. Go one block to first traffic light and turn right onto Benjamin Franklin Parkway. Go through two traffic lights and enter traffic circle. The Hotel is located halfway around the circle on the right at 18th Street and Benjamin Franklin Parkway.

        From North East Philadelphia on I-95 South:    Take exit #22 for Central Philadelphia/Historic Area. At the bottom of the ramp, follow signs for 676 West. Take 676 West (Vine Street Expressway) to Benjamin Franklin Parkway/Museum Area exit. At the top of the ramp, turn right onto 22nd Street. Go one block to the first traffic light and turn right onto Benjamin Franklin Parkway. Go through two traffic lights and enter the traffic circle. The Hotel is halfway around the circle on the right at 18th Street and Benjamin Franklin Parkway.

 Annex A

        PROXY

LIBERTY PROPERTY TRUST
500 Chesterfield Parkway
Malvern, Pennsylvania 19355

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

        The undersigned shareholder of LIBERTY PROPERTY TRUST (the "Trust") hereby appoints William P. Hankowsky and George J. Alburger, Jr., and each of them acting individually, as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of beneficial interest of the Trust which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of the Trust to be held on May 12, 2015, at 11:00 a.m., local time, at the Four Seasons Hotel, One Logan Square, Philadelphia, PA 19103, and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side. The Board of Trustees recommends a vote FOR all of the nominees of the Board of Trustees in the election of trustees, FOR approval of the advisory vote to approve the compensation of the Trust's named executive officers and FOR ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2015.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒    Please mark votes as in this example.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" all of the nominees of the Board of Trustees in the election of trustees, "FOR" approval of the advisory vote to approve the compensation of the Trust's named executive officers and "FOR" ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2015. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Shareholders to be Held on May 12, 2015

        This proxy statement and our 2014 annual report to shareholders are available at www.libertyproperty.com in the "Investor Relations" section.

1.
Election of nine trustees to hold office until 2016.

Nominees:	(01) Frederick F. Buchholz, (02) Thomas C. DeLoach, Jr., (03) Katherine E. Dietze, (04) Antonio F. Fernandez, (05) Daniel P. Garton, (06) William P. Hankowsky, (07) M. Leanne Lachman, (08) David L. Lingerfelt and (09) Fredric J. Tomczyk
	FOR ☐	WITHHELD ☐

FOR ALL NOMINEES, EXCEPT AS NOTED ABOVE.
2.
Advisory vote to approve the compensation of the Trust's named executive officers.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
Approval of the proposal to ratify the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2015.

FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE
FOR ADDRESS	☐
CHANGE AND
NOTE AT LEFT

The undersigned hereby acknowledges receipt of the notice of annual meeting, the proxy statement furnished in connection therewith and the annual report to shareholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature:                                    Date:                         Signature:                                     Date:

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1—ELECTION OF TRUSTEES
Recommendation and Required Vote
PROPOSAL 2—ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE TRUST'S NAMED EXECUTIVE OFFICERS
Recommendation and Required Vote
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Grants of Plan Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Shares Vested
Equity Compensation Plan Information
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRUSTEE COMPENSATION
PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
POLICY FOR APPROVING RELATED PARTY TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
MATTERS RELATED TO RISK
CORPORATE GOVERNANCE
PROPOSALS OF SECURITY HOLDERS
SOLICITATION OF PROXIES
ANNUAL REPORT ON FORM 10-K
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
DIRECTIONS TO THE SITE OF THE ANNUAL MEETING
  Annex A